Exhibit 10.22
*The Company has omitted information pursuant to a request for confidential treatment.
The omitted material has been filed separately with the Securities and Exchange Commission.

BLOCK AGREEMENT
TO
METROSTAR MANAGEMENT CORP., OF ATHENS
AS MANAGING OWNERS
AND
BUNGE S.A., OF GENEVA
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
It is this day hereby mutually agreed between METROSTAR MANAGEMENT CORP., of Athens, as Managing Owners and BUNGE S.A., of Geneva, as Charterers, that:
Participating Tonnage
—	The agreement to include all Metrostar managed Newbuilding so called “Kamsarmax” Panamaxes to be delivered in 2006 and 2007 and to also include the ‘Bulk One’ and ‘Bulk Two’ in 2006 and the ‘Bulk Four’ in 2007.
Timecharter Periods
—	The timecharter period for each vessel to be from the time of each respective delivery up to a maximum of 31st December, 2010.
Deliveries
—	Delivery of the Newbuilding Panamaxs to Charterers to be on dropping last — outward sea pilot after sailing shipyard Japan.
Already delivered —
m.v. Bulk Five (Hull No. 1356) — 26 January, 2006
m.v. Bulk Six (Hull No. 1371) — 26 January, 2006
m.v. Bulk Seven (Hull No. 1381) — 18 March, 2006
m.v. Bulk Eight (Hull No. 1382) — 31 March, 2006
Owners expect delivery of their New Building Panamaxs as follows:
L O N D O N
BEIJING
Tel: 86-10 6410 9299
Fax: 86-10 6410 9248
BERMUDA
Tel: 1-441-292 9407
Fax: 1-441-292 9408
HAMBURG
Tel: 49-40-380 876 30
Fax: 49-40-380 876 59
HONG KONG
Tel: 85-2-2521 1141
Fax: 85-2-2526 7218
JAKARTA
Tel: 62-21-526 4330
Fax: 62-21-526 4331
NAPLES
Tel: 39-081-598 7011
Fax: 39-081-598 7018
NEWYORK
Tel: 1-203-356 2000
Fax: 1-203-356 2010
OSLO
Tel: 47-6751 8800
Fax: 47-6751 8801
SHANGHAI
Tel: 86-21-6876 3350
Fax: 86-21-5830 5332
SINGAPORE
Tel: 65-6536 7988
Fax: 65-6536 8622
SYDNEY
Tel: 61-2-9252 1711
Fax: 61-2-9252 1718
VANCOUVER
Tel: 1-604-688 6244
Fax: 1-604-669 0286
ZUG
Tel: 41 41 725 2940
Fax: 41 20 7265 1949
WEBSITE:
www.ssyonline.com

Simpson, Spence & Young Ltd, Lloyds Chambers, 1 Portsoken Street, London E1 8PH
Telephone: +44 (0)20 7977 7400
Dry Cargo Fax: +44 (0)20 7265 1949 E-mail: handy@ssy.co.uk . mineral@ssy.co.uk . panamax@ssy.co.uk Tankers Fax: +44 (0)20 7285 1936 E-mail: tankers@ssy.co.uk Sale & Purchase Fax: +44 (0)20 7265 1945 E-mail: snp@ssy.co.uk
Company registered in England Registered No. 1037999

Schedule —
m.v. Bulk Nine (Hull No. 1373) — Mid May, 2006
m.v. Bulk Ten (Hull No. 1374) — Mid July, 2006
m. v. Bulk Eleven (Hull No. 1375) — Mid September, 2006
TBN (Hull No. 1357) — 12 December, 2006
TBN(Hull No. 1358) — 27December, 2006
TBN (Hull No. 1359) — 24 May, 2007
This schedule is only ‘about’ and subject to yard changes. Owners will keep Charterers advised accordingly.
Delivery of the ‘Bulk One’ and ‘Bulk Four’ to be in direct continuation of the respective current timecharters with Bunge at the mean point of the respective minimum / maximum redelivery periods.
Delivery of the ‘Bulk Two’ to be immediately upon the expiry of the current timecharter with Bunge Rome, which expected about November 2006 /January 2007.
Pricing
—	The pricing to be agreed latest 5th November each year and this price to apply for the following calendar year (1st January to 31st December). This excludes all deliveries in 2006 in which case the following bridge agreement to apply —
‘Bulk Five’ and ‘Bulk Six’ deliveries priced at U.S. $* daily.
‘Bulk Seven’ and ‘Bulk Eight’ deliveries priced at U.S $* daily.
‘Bulk One’ delivery expected at the mean redelivery point in April 2006 to be priced at U.S. $* daily.
‘Bulk Nine’ at U.S. $* daily and ‘Bulk Ten’ and ‘Bulk Eleven’ both at U.S. $* daily.
‘Bulk Two’ delivery to be priced latest 5th November 2006 within the agreed price range.
All subsequent deliveries including ‘TBN’ (Hull No. 1357) and ‘TBN’ (Hull No. 1358) both expected in December 2006, ‘Bulk Four’ expected in February 2007 and ‘TBN’ (Hull No. 1359) expected in May 2007 to be initially priced latest 5th November 2006.
Floor/Ceiling
—	The pricing for years 2007, 2008, 2009 and 2010 to be agreed within the following lower floor and upper ceiling levels —
2007/2008 —
Floor US $* daily/Ceiling U.S. $* daily for Kamsarmax type.
Floor U.S. $* daily/Ceiling U.S. $* daily for Tess 76 type.
2009/2010—
Floor US $* daily/Ceiling U.S. $* daily for Kamsarmax type.
Floor U.S. $* daily/Ceiling U.S. $* daily for Tess 76 type.

Hire Payment
     All hires under this agreement to be paid 15 (fifteen) days in advance.
Interest from other First Class Charterers
Although Owners will not openly market the vessels under this agreement prior to their delivery, should Owners receive any attractive proposals from other similar first class Charterers for long term timecharter, Owners to approach Charterers to discuss same and offer them the first refusal to match the particular deal. It is understood that Bunge are not obliged to match any such approach fin any other first class Charterers and should they choose not to, then the respective vessel to be removed from this agreement.
Mutual Co-operation
Any further relevant matters not mentioned herein or already covered in the Charter to be mutually discussed and resolved. It is understood that both Charterers and Owners are entering into this block agreement with the mutual co-operation that already exists between the two companies. In such circumstances, the spirit has been to make this agreement as simply as possible. It may therefore be necessary for Charterers and Owners to meet on a fairly regular basis for any fine tuning that may be required. Both sides to mutually co-operate to reach agreement based on market within the agreed rate structure. In the event that the parties are unable to reach agreement in respect to rates for the following year, this contract will be automatically terminated.
Further extension of this 5 Year Contract
This contract runs from the 1st January 2006 to 31st December 2010, and it is expected to be continued and developed beyond this. In this respect, a meeting to be arranged at a mutually convenient and suitable time within 2030 to discuss any such extension of this agreement. If agreement cannot be reached, then a suitable redelivery period to agreed for the end of 2010 or early 2011. Otherwise redelivery terms to be as per the present Charter Party.
Drydock Clause
“Owners are allowed to drydock vessel to meet Class and performance requirements. Owners to give Charterers four months notice of their intention to Dry Dock vessel.”
Speed / Consumption Performance Clause
With reference to Charter Parties covering Kamsarmax delivered under this Charter Party, the follow shall apply after three months in service after delivery from the yard.

Laden	: about 14.25 knots on 38 metric tons IFO (including generators)
Ballast	: about 14.25 knots on 35 metric tons IFO (including generators)

Or

Laden	: about 13.5 knots on 35 metric tons IFO (including generators)
Ballast	: about 13.5 knots on 33 metric tons IFO (including generators)

Speed / Consumption based on good weather conditions with sea conditions not exceeding Beaufort Force 4 / Douglas Sea state 3, on even keel and free of swell.
Vessel uses MDO in cases where Master / Chief Engineer considers it necessary for start up / shut down, manoeuvring in/out of ports, rivers, straits, canals, shallows / narrow or restricted waters or in case of emergency.
Additionally, vessel also does burn some fuel oil in port as follows:
Idle (Daily): 1.5 metric tons for generators plus 1.5 metric tons for auxiliary boilers. Ballasting / deballasting : 2.0 metric tons for generators plus 1.0 metric ton for auxiliary boilers.
Grade of Fuel:

IFO	— ISO 8217 RMG 35 (or latest addition)
Maximum Sulphur Content 4.5 pet maximum

MDO	— ISO 8217 DMB (or latest addition)
MDO Consumption per month :

At sea	— marginal
In port	— idle nil
Working	— 0.50 metric tons
Terms and Conditions
All further terms / conditions as per the current Metrofin / Bunge executed Charter Party dated 21st November, 2005 and Addenda thereto with logical alterations in line with this Block Agreement with Owner’s option to sell any of the vessels and with further Addenda for Steel Slabs loading, Intermediate Hold Cleaning (Petcoke) and blanket Letter of Indemnity Agreement.

OWNERS :	CHARTERERS:

/s/	/s/

BLOCK AGREEMENT No 1.
TO
METROSTAR MANAGEMENT CORP., OF ATHENS
AS MANAGING OWNERS
AND
BUNGE S.A., OF GENEVA
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
It is this day hereby mutually agreed between METROSTAR MANAGEMENT CORP., of Athens, as Managing Owners and BUNGE S.A., of Geneva, as Charterers, that:
Participating Tonnage
— The agreement to include all Metrostar managed newbuilding so called “Kamsarmax’ ‘Panamaxes to be delivered in 2006 and 2007
Timecharter Period
— The timecharter period for each vessel to be from the time of each respective delivery upto a maximum of 31st December, 2010.
Deliveries
— Delivery of the Newbuilding Panamaxs to Charterers to be on dropping last outward sea pilot after sailing shipyard Japan.
Owners expect delivery of their Newbuilding Panamaxs as follows:
Schedule —
Hull No. 1394 — Delivery November/December, 2006
Hull No. 1395— Delivery December, 2006/January, 2007
Hull No. 1396— Delivery February 2007.
This schedule is only ‘about’ and subject to yard changes. Owners will keep Charterers advised accordingly.
Floor/Ceiling
For Kamsarmax types delivering in 2006/2007, Owners to have the option of a flat rate of U.S. $* daily or the following:
Year 2007 Floor U.S. $* daily / Ceiling U.S. $* daily.
L O N D O N
BEIJING
Tel: 86-10 6410 9299
Fax: 86-10 6410 9248
BERMUDA
Tel: 1-441-292 9407
Fax: 1-441-292 9408
HAMBURG
Tel: 49-40-380 876 30
Fax: 49-40-380 876 59
HONG KONG
Tel: 85-2-2521 1141
Fax: 85-2-2526 7218
JAKARTA
Tel: 62-21-526 4330
Fax: 62-21-526 4331
NAPLES
Tel: 39-081-598 7011
Fax: 39-081-598 7018
NEW YORK
Tel: 1-203-356 2000
Fax: 1-203-356 2010
OSLO
Tel: 47-6751 8800
Fax: 47-6751 8801
SHANGHAI
Tel: 86-21-6876 3350
Fax: 86-21-5830 5332
SINGAPORE
Tel: 65-6536 7988
Fax: 65-6536 8622
SYDNEY
Tel: 61-2-9252 1711
Fax: 61-2-9252 1718
VANCOUVER
Tel: 1-604-688 6244
Fax: 1-604-669 0286
ZUG
Tel: 41 41 725 2940
Fax: 41 20 7265 1949
WEBSITE:
www.ssyonline.com

Simpson, Spence & Young Ltd, Lloyds Chambers, 1 Portsoken Street, London E1 8PH
Telephone: +44 (0)20 7977 7400
Dry Cargo Fax: +44 (0)20 7265 1949 E-mail: handy@ssy.co.uk • mineral@ssy.co.uk • panamax@ssy.co.uk Tankers Fax: +44 (0)20 7285 1936 E-mail: tankers@ssy.co.uk Sale & Purchase Fax: +44 (0)20 7265 1945 E-mail: snp@ssy.co.uk
Company registered in England Registered No. 1037999

Or
2007/2008 Floor U.S. $* daily/ Ceiling U.S $* daily.
2009/2010 Floor U.S. $* daily/Ceiling U.S. $* daily.
This option is declarable at the joint November’06 pricing meeting by owners.
Hire Payment
     All hires under this agreement to be paid 15 days in advance.
Interest from other First Class Charterers
Although Owners will not openly market the vessels under this agreement prior to their delivery, should Owners receive any attractive proposals from other similar first class Charterers for long term timecharter, Owners to approach Charterers to discuss same and offer them the first refusal to match the particular deal. It is understood that Bunge are not obliged to match any such approach from any other first class Charterers and should they choose not to, then the respective vessel to be removed from this agreement.
Mutual Co-operation
Any further relevant matters not mentioned herein or already covered in the Charter to be mutually discussed and resolved. It is understood that both Charterers and Owners are entering into this block agreement with the mutual co-operation that already exists between the two companies. In such circumstances, the spirit has been to make this agreement as simply as possible. It may therefore be necessary for Charterers and Owners to meet on a fairly regular basis for any fine tuning that may be required. Both sides to mutually co-operate to reach agreement based on market within the agreed rate structure. In the event that the parties are unable to reach agreement in respect to rates for the following year, this contract will be automatically terminated.
Further extension of this 5 Year Contract
This contract runs from the 1st January 2006 to 31st December 2010, and it is expected to be continued and developed beyond this. In this respect, a meeting to be arranged at a mutually convenient and suitable time within 2010 to discuss any such extension of this agreement. If agreement cannot be reached, then a suitable redelivery period to agreed for the end of 2010 or early 2011. Otherwise redelivery terms to be as per the present Charter Party.
Drydock Clause
“Owners are allowed to Dry Dock vessel to meet Class and performance requirements. Owners to give Charterers four months notice of their intention to dry dock vessel.”
Terms and Conditions
All further terms / conditions as per the current Metrofin /Bunge executed Charter Party dated 21st November, 2005 and Addenda thereto with logical alterations in line with this Block Agreement with Owner’s option to sell any of the vessels and with further Addenda for steel slabs loading, intermediate hold cleaning (petcoke) and blanket Letter of Indemnity Agreement.

OWNERS:	CHARTERERS:

/s/	/s/

London, 21st November, 2005.
ADDENDUM NO. 2
TO
CONFIDENTIAL AGREEMENT BETWEEN
METROSTAR MANAGEMENT CORP., OF ATHENS
AS MANAGING OWNERS
AND
BUNGE S.A., OF GENEVA
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
It is this day hereby mutually agreed between METROSTAR MANAGEMENT CORP., of Athens, as Managing Owners and BUNGE S.A., of Geneva, as Charterers, that:
Bunker Clause:

For the Newbuildings vessel to be delivered with about 1,300/1,500 metric tons Intermediate Fuel Oil, Charterers to declare exact quantity prior delivery).

Vessel to be redelivered with about the same quantities as on delivery.

Prices both ends on delivery / redelivery which to be as per delivered prices in Japan.

For “BULK ONE”, “BULK TWO” and “BULK FOUR” Charterers to take over vessel with bunkers as on board on delivery and redelivery quantities to be about the same as on delivery.

Prices to be same as present Charter Parties.
All other terms, conditions and exceptions of above Charter Party together with Addendum No. 1 are to remain unaltered.

OWNERS:	CHARTERERS:

/s/	/s/

For and on behalf of BUNGE S. A. of Geneva, as Charterer.
For SIMPSON, SPENCE & YOUNG LTD.,
As Agents only,

Director,
By E-Mail authority received 7th December, 2005 from Charterers.

London, 1st March, 2006
ADDENDUM NO. 3 A
TO
METROSTAR / BUNGE
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
It is this day hereby mutually agreed between METROSTAR MANAGEMENT CORP., of Athens as Managing Owners and BUNGE S.A., of Geneva, as Charterers, that:
The following vessel has been delivered under the above Charter Party and terms as per Addenda Nos. 1 and 2.

Name of Owners	:	Benefience Shipping Ltd.,
80, Broad Street,
Monrovia,
Liberia.

Vessel’s Name	:	M.V. “BULK FIVE”

Delivery Place / Time	:	On dropping last outward sea pilot off-Tsuneishi Shipyard Japan on 26th January, 2006 at 11.00 hours GMT.

Hire Payment	:	National Bank of Greece S.A.,
Shipping Branch 196,
Greece.

Swift : ETHNGRAA
Account No.: 196 / 932155-19
IBAN : GR73 0110 1962 0000 1969 3215 519
In favour of: Beneficence Shipping Ltd.,
Reference m.v. “BULK FIVE”

     Vessel’s Description : M.V. “BULK FIVE”
Vessel’s description and as a guide, as follows and subject full and final reconfirmation.
All details ‘about’

1.	Owners	:	Beneficience Shipping Ltd.,
80, Broad Street,
Monrovia,
Liberia.
2.	Operating Managers	:	Metrostar Management Corp., Athens,
Hellas
D.O.C. No: D178355/06.01.25i/GRC
Expires: 06.12.2006
3.	Flag	:	GREEK
4.	Port of Registry	:	Piraeus — Official No.: 11449
5.	Call Letters	:	SVGM
Communications Numbers:
INM-F77: 764053534/764053535 (Tel)
MINI-M: 764053541 / 764053544 (Tel)
6.	Built	:	January 2006
7.	Class	:	NKK
8.	P. and I. Club	:	UK Mutual P.& I.
9.	Summer Deadweight	:	82,209M/T @ 14.43 metres.
10.	GT / NT	:	43,189/27,291
11.	Panama Gross / Net	:	TBA
12.	Constants excluding FW	:	350 metric tons
13.	LOA / BEAM	:	228.99 metres / 32.26 metres
14.	Holds / Hatches	:	7/7
	Hatch Sizes	:	No.l) 14.20 x 13.80 metres. Nos. 2-7) 17.80 x 15.40 metres
— Single screw diesel engine driven bulk carrier with forecastle.
— Alternate loading is permitted; 2, 4, 6 holds may be empty when loading ore cargoes of SG 3.0 metric tons / cubic metres.
15.	Main Holds Grain Capacity
(Cubic metres / Cubic feet):
No.l) 12,185.0/430.313
No.2) 14,322.2/505,788
No.3) 14,229.4/502,511
No.4) 14,344.8/506,587
No.5) 14,247.7/503,158
No.6) 14,774.0/521,744
No.7) 13,083.0/462,026
Total 97,186.1/3,432,127
16.	MFO / MDF Capacities (98%)	:	2,862 cubic metres / 254 cubic metres
17.	Fresh Water Capacity	:	479.4 cubic metres.

18.	Hatch covers	:	Side Rolling
19.	TPC Summer Draft	:	70.12 metric tons
20.	Safety Management Certificate No.	:	D26947/060125i/GRC
21.	— Vessel’s cargo spaces have no Co.2 fire extinguishing system and are not mechanically ventilated.
— Vessel’s bulkhead between the cargo space and the engine room is not insulated to class “A-60” Standard.
Additional Information for Bunge — See also Clause 29 a

HEAD OWNER	:	BENEFICENCE SHIPPING LTD, OF MONROVIA
MANAGERS	:	METROSTAR MANAGEMENT CORP., OF ATHENS
VESSEL DESCRIPTION — ALL DETAILS / FIGURES ARE “ABOUT”
Given as a guide, subject to full and final reconfirmation.

NAME	:	M.V. “BULK FIVE”
FLAG	:	GREEK
PORT OF REGISTRY	:	PIRAEUS
BUILT WHEN AND WHERE	:	JANUARY 2006 AT TSUNEISHI SHIPYARD, JAPAN
DWT	:	SUMMER DWT 82,209 MTS (AND 84,750 MTS TROPICAL DWT)
DRAFT	:	14.43 MTRS SUMMER DWT SALT WATER (AND 14.729 MTRS TROPICAL DWT)
TYPE	:	ST SD BC WITH UNOBSTRUCTED MAIN HOLD STOWAGE ONLY.
LOA	:	228.99 METRES
BEAM	:	32.26 METRES
GEAR	:	GEARLESS
HO/HA	:	7 / 7
CLASS SOCIETY	:	NKK, JAPAN
P. & I. CLUB	:	UK MUTUAL P. & I.
TYPE OF HATCH COVERS	:	MCGREGOR, SIDE ROLLING / OPENING
HATCH SIZES	:	1 : L=14.20 X B=13.80 (MTRS)
2-7: L=17.80 X B=15.40 (MTRS)
HOLD CUBIC BREAKDOWN :(CBM / CBF)
(1) 12,185.00 / 430,313
(2) 14,322.20 / 505,788
(3) 14,229.40 / 502,511
(4) 14,344.80 / 506,587
(5) 14,247.70 / 503,158
(6) 14,774.00 / 521,744
(7) 13,083.00 / 462,026
TTL: 97,186.1 / 3,432,127
GUARANTEED SUITABLE FOR GRAB DISCHARGE AND AVAILABLE IN UNOBSTRUCTED CLEAR MAIN HOLDS ONLY.

PERFORMANCE AND FUEL:
SPEED AND CONSUMPTION BASED ON GOOD WEATHER AND SEA CONDITIONS NOT EXCEEDING BEAUFORT FORCE 4 AND DOUGLAS SEA, STATE 3, ON EVEN-KEEL, FREE OF SWELL AND ADVERSE CURRENTS.

SPEED:	LADEN 13.50 KTS ON 35.50 MTS/DAILY
LADEN 14.00 KTS ON 40.00 MTS/DAILY
BALLAST 13.50 KTS ON 27.50 MTS/DAILY
BALLAST 14.00 KTS ON 30.50 MTS/DAILY
ABOVE CONSUMPTIONS INCLUDE FUEL OIL CONSUMPTION FOR GENERATORS BUT VESSEL ALSO DOES BURN A MARGINAL AMOUNT OF MDO PER MONTH, SEE BELOW ITEM 5. FOR FURTHER CLARIFICATION OF SPEED / CONSUMPTION SEE PERFORMANCE CLAUSE.
ADDITIONALLY VESSEL DOES BURN SOME FUEL OIL IN PORT AS FOLLOWS : IDLE (DAILY) : 1.5 MTS FOR GENERALS + 1.5 MT FOR AUXILIARY BOILER WORKING, (BALLASTING / DEBALLASTING): 2.0 MT FOR GENERALS + 1.0 MT FOR AUXILIARY BOILER.
GRADE OF FUEL USED:
IFO    : ISO 8217 RMG 35 MAX SULPHUR 4.5 PCNT (OR LATEST EDITION)
MDO : ISO 8217 DMB (OR LATEST EDITION)
MDO/MGO DAILY CONSUMPTION AT SEA: A MARGINAL AMOUNT PER MONTH
IN PORT IDLE            : NIL
IN PORT WORKING : 0.50 MTS
VESSEL USES MDO IN CASES WHERE MASTER/CHIEF ENGINEER CONSIDERS IT NECESSARY FOR START UP/SHUT DOWN, MANOEUVRING IN/OUT OF PORTS, RIVERS, STRAITS, CANALS, SHALLOW / NARROW OR RESTRICTED WATERS, ETC, OR IN CASES OF EMERGENCY.
DISTANCE WTL/TOP HC IN OPEN POSITION:
LIGHT BALLAST (EXCL NR 4 FLOODED)
- NBR 1 CARGO HOLD: 18.52 MTRS, NBR 7 CARGO HOLD: 16.73 MTRS
HEAVY BALLAST (INCL NR 4 FLOODED)
- NBR 1 CARGO HOLD: 15.41 MTRS, NBR 7 CARGO HOLD: 14.52 MTRS
CONDITION, WHICH VESSEL MAY BE ABLE TO IMPROVE SUBJECT TO ACTUAL PHYSICAL SITUATION. ALL ABOVE BASIS 50 PCNT BUNKERS.
TPC: 70.12 MTS AT SUMMER DRAFT SALT

COMMUNICATION:
PHONES	: INM F 764053534/535 - MINI M 76405354 J / 544
MOBILE	: +30-6977-606 413
FAXES	: INM F 764053536 - MINI M 76405342
TELEX C	: 424046510CALL
SIGN	: SVGM

RADIO STATION	:
NATIONAL NT/GT	: 27,291 / 43,189
PANAMA NT/GT	: TBA / TBA
SUEZ NT/GT	: TBA / TBA
BUNKER CAPACITY	: IFO (100 PCT) 2,920.50 M3
MDO (100 PCT) 259.150 M3
CONSTANTS EXCLUDING FRESH WATER: ABT 350 MTS.
All other, terms, conditions and exceptions of the above Charter Party and Addenda Nos. 1 and 2 are to remain unaltered.

OWNERS:	CHARTERERS:

/s/	/s/

London, 1st March, 2006
ADDENDUM NO. 3 B
TO
METROSTAR / BUNGE
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
It is this day hereby mutually agreed between METROSTAR MANAGEMENT CORP., of Athens as Managing Owners and BUNGE S.A., of Geneva, as Charterers, that :
          The following vessel has been delivered under the above Charter Party and terms as per Addenda Nos. 1 and 2.

Name of Owners	:	Draper Services S.A.,
80, Broad Street,
Monrovia,
Liberia.

Vessel’s Name	:	M.V. “BULK SIX”

Delivery Place / Time	:	On dropping last outward sea pilot off-Tsuneishi Shipyard Japan on 26th January, 2006 at 09.45 hours GMT.

Hire Payment	:	National Bank of Greece S.A.,
Shipping Branch 196,
Greece.

Swift : ETHNGRAA
Account No.: 196 / 932157-82
IBAN : GR 53 0110 1962 0000 1969 3215 782
In favour of: Draper Services S.A.
Reference m.v. “BULK SIX”

     Vessel’s Description : M.V. “BULK SIX”
Vessel’s description and as a guide, as follows and subject full and final reconfirmation.
All details ‘about’

1.	Owners	:	Draper Services S.A.,
2.	Operating Managers	:	Metrostar Management Corp., Athens,
Hellas.
D.O.C. No: D178355/06.01.25i/GRC
Expires: 06/12/2006
3.	Flag	:	GREEK
4.	Port of Registry	:	Piraeus — Official No.: 11450
5.	Call Letters	:	SWGO
Communications Numbers:
INM-F77: 764053532 — 764053531
MINI-M: 764053548
6.	Built	:	January 2006
7.	Class	:	NKK
8.	P. and I. Club	:	UK Mutual P. & I.
9.	Summer Deadweight	:	82,224 M/T @ 14.43 metres.
10.	GT / NT	:	43205 / 27291
11.	Panama Gross / Net	:	TBA
12.	Constants excluding FW	:	350 MT
13.	LOA / BEAM	:	228.99 metres / 32.26 metres.
14.	Holds / Hatches	:	7 / 7
	Hatch Sizes		No.l) 14.20 x 13.80 metres
Nos. 2-7) 17.80 x 15.40 metres
- Single screw diesel engine driven bulk carrier with forecastle.
- Alternate loading is permitted; 2, 4, 6 holds may be empty when loading ore cargoes of SG 3.0 metric tons / cubic metres.
15.	Main Holds Grain Capacity
(Cubic metres / Cubic feet):
No.l) 12,185.0 / 430,313
No.2) 14,322.2 / 505,788
No.3) 14,229.4 / 502,511
No.4) 14,344.8 / 506,587
No.5) 14,247.7 / 503.158
No.6) 14,774.0 / 521,744
No.7) 13,083.0 / 462,026
Total 97,186.1 / 3,432,127
16.	MFO / MDF Capacities (98%)	:	2,861 cubic metres / 254 cubic metres.
17.	Fresh Water Capacity	:	479.4 cubic metres.
18.	Hatchcovers	:	Side Rolling
19.	TPC Summer Draft	:	70.12 metric tons
20.	Safety Management Certificate No.: D26948/060130i/GRC

21.	- Vessel’s cargo spaces have no Co.2 fire extinguishing system and are not mechanically ventilated.
- Vessel’s bulkhead between the cargo space and the engine room is not insulated to class “A-60” Standard.
Additional information for Bunge — See also Clause 29 a

HEAD OWNER	:	DRAPER SERVICES S.A., OF MONROVIA
MANAGERS	:	METROSTAR MANAGEMENT CORP., OF ATHENS

NAME	:	M.V. “BULK SIX”
FLAG	:	GREEK
PORT OF REGISTRY	:	PIRAEUS
BUILT WHEN AND WHERE	:	JANUARY 2006 AT TSUNEISHI SHIPYARD, JAPAN
DWT	:	SUMMER DWT 82,224 MTS (AND 84,750 MTS TROPICAL DWT)
DRAFT	:	14.43 MTRS SUMMER DWT SALT WATER (AND 14.73 MTRS TROPICAL DWT)
TYPE	:	ST SD BC WITH UNOBSTRUCTED MAIN HOLD STOWAGE ONLY.
LOA	:	228.99 METRES
BEAM	:	32.26 METRES
GEAR	:	GEARLESS
HO/HA	:	7 / 7
CLASS SOCIETY	:	NKK, JAPAN
P. & I. CLUB	:	UK MUTUAL P. & I.
TYPE OF HATCH COVERS	:	MCGREGOR, SIDE ROLLING / OPENING
HATCH SIZES	:	1 : L=14.20 X 8=13.80 (MTRS)
2-7: L=l7.80 X B=15.40 (MTRS)
HOLD CUBIC BREAKDOWN	:	(CBM / CBF)
(1) 12,185.00 / 430,313
(2) 14,322.20 / 505,788
(3) 14,229.40 / 502,511
(4) 14,344.80 / 506,587
(5) 14,247.70 / 503,158
(6) 14,774.00 / 521,744
(7) 13,083.00 / 462,026
TTL: 97,186.1 / 3,432,127
GUARANTEED SUITABLE FOR GRAB DISCHARGE AND AVAILABLE IN UNOBSTRUCTED CLEAR MAIN HOLDS ONLY.
PERFORMANCE AND FUEL:
SPEED AND CONSUMPTION BASED ON GOOD WEATHER AND SEA CONDITIONS NOT EXCEEDING BEAUFORT FORCE 4 AND DOUGL AS, SEA, STATE 3, ON EVEN-KEEL, FREE OF SWELL AND ADVERSE CURRENTS.

SPEED:	LADEN	13.50 KTS ON 35.50 MTS/DAILY
	LADEN	14.00 KTS ON 40.00 MTS/DAILY
	BALLAST	13.50 KTS ON 27.50 MTS/DAILY
	BALLAST	14.00 KTS ON 30.50 MTS/DAILY
ABOVE CONSUMPTIONS INCLUDE FUEL OIL CONSUMPTION FOR GENERATORS BUT VESSEL ALSO DOES BURN A MARGINAL AMOUNT OF MDO PER MONTH, SEE BELOW ITEM 5. FOR FURTHER CLARIFICATION OF SPEED / CONSUMPTION SEE PERFORMANCE CLAUSE.
ADDITIONALLY VESSEL DOES BURN SOME FUEL OIL IN PORT AS FOLLOWS : IDLE (DAILY) : 1.5 MTS FOR GENERALS + 1.5 MT FOR AUXILIARY BOILER WORKING, (BALLASTING / DEBALLASTING) : 2.0 MT FOR GENERALS + 1.0 MT FOR AUXILIARY BOILER.
GRADE OF FUEL USED :
IFO    : ISO 8217 RMG 35 MAX SULPHUR 4.5 PCNT (OR LATEST EDITION)
MDO : ISO 8217 DMB (OR LATEST EDITION)
MDO/MGO DAILY CONSUMPTION AT SEA: A MARGINAL AMOUNT PER MONTH
IN PORT IDLE            : NIL
IN PORT WORKING :   0.50 MTS
VESSEL USES MDO IN CASES WHERE MASTER/CHIEF ENGINEER CONSIDERS IT NECESSARY FOR START UP/SHUT DOWN, MANOEUVRING IN/OUT OF PORTS, RIVERS, STRAITS, CANALS, SHALLOW / NARROW OR RESTRICTED WATERS, ETC, OR IN CASES OF EMERGENCY.
DISTANCE WTL/TOP HC IN OPEN POSITION:
LIGHT BALLAST (EXCL NR 4 FLOODED)
- NBR 1 CARGO HOLD: 18.54 MTRS, NBR 7 CARGO HOLD: 16.73 MTRS
HEAVY BALLAST (INCL NR 4 FLOODED)
- NBR 1 CARGO HOLD: 15.43 MTRS, NBR 7 CARGO HOLD: 14.51 MTRS
CONDITION, WHICH VESSEL MAY BE ABLE TO IMPROVE SUBJECT TO ACTUAL PHYSICAL SITUATION. ALL ABOVE BASIS 50 PCNT BUNKERS.
TPC: 70.12 MTS AT SUMMER DRAFT SALT

COMMUNICATION	:
PHONES	:	INM F 764053531/532 - MINI M 764053545/548
MOBILE	:	+30-6977-606 424
FAXES	:	INMF 764053533 - MINI M 764053546
TELEX C	:	424046410
SIGN	:	SWGD
RADIO STATION	:

NATIONAL NT/GT	:	27,291 / 43,189
PANAMA NT/GT	:	TBA / TBA
SUEZ NT/GT	:	TBA / TBA
BUNKER CAPACITY	:	IFO (100 PCT) 2,920.50 M3
MDO (100 PCT) 259.50 M3
CONSTANTS EXCLUDING FRESH WATER : ABT 350 MTS.
All other, terms, conditions and exceptions of the above Charter Party and Addenda Nos. 1 and 2 are to remain unaltered.

OWNERS:	CHARTERERS:

/s/	/s/

London, 2nd March, 2006.
ADDENDUM NO. 4
TO
CONFIDENTIAL AGREEMENT BETWEEN
METROSTAR MANAGEMENT CORP., OF ATHENS
AS MANAGING OWNERS
AND
BUNGE S.A., OF GENEVA
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
It is this day hereby mutually agreed between METROSTAR MANAGEMENT CORP., of Athens, as Managing Owners and BUNGE S.A., of Geneva, as Charterers, that :
Intermediate Hold Cleaning Clause — See Clause 36

3rd Paragraph - Add ‘cleaning agents and’ before ‘fresh water’.

Additional following paragraph to be added at the end of the clause :

“With regard to MARPOL Annex V (or subsequent amendments) and/or cleaning after petcoke and/or with respect to calls in the U.S.A., or any other jurisdiction that imposes similar restrictions, Charterers are responsible for the removal at their time and expense of any/all water (including slops) / chemicals / materials used in cleaning. Should it be necessary to retain cleaning water / slops on board, and provided vessel can actually retain same on board with regard to vessels safety and stability, Charterers are responsible for any short fall in the DWCC till such cleaning waters / slops can be removed, which must be done latest at last disport prior to redelivery”.
All other terms, conditions and exceptions as per current Metrostar / Bunge executed Charter Party dated 21st November, 2005, together with Addenda Nos. 1, 2 and 3 are to remain unaltered.

OWNERS:	CHARTERERS:

/s/	/s/

London, 2nd March, 2006.
ADDENDUM NO. 5A
TO
CONFIDENTIAL AGREEMENT BETWEEN
METROSTAR MANAGEMENT CORP., OF ATHENS
AS MANAGING OWNERS
AND
BUNGE S.A., OF GENEVA
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
It is this day hereby mutually agreed between METROSTAR MANAGEMENT CORP., of Athens, as Managing Owners and BUNGE S.A., of Geneva, as Charterers, that:
With regard to Clause 41 and 67 it is agreed:

1)	*

2)	*

3)	*

4)	*

5)	Charterers undertake never to reveal, or pass onto any outside parties, the contents of this Addendum which to be strictly Private and Confidential between Metrostar and Bunge.
All other terms, conditions and exceptions as per current Metrostar / Bunge executed Charter Party dated 21st November, 2005, together with Addenda Nos. 1, 2, 3 and 4 are to remain unaltered.

OWNERS:	CHARTERERS:

/s/	/s/

London, 2nd March, 2006.
ADDENDUM NO. 5B
TO
CONFIDENTIAL AGREEMENT BETWEEN
METROSTAR MANAGEMENT CORP., OF ATHENS
AS MANAGING OWNERS
AND
BUNGE S.A., OF GENEVA
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
It is this day hereby mutually agreed between METROSTAR MANAGEMENT CORP., of Athens, as Managing Owners and BUNGE S.A., of Geneva, as Charterers, that:
Cargo Exclusions — Clause 35

Add at end following:

Steel slabs are allowed on the following conditions:

1)	Steel slab cargoes not to be consecutive.

2)	The so called ‘California Block Stow’ method of loading / carrying / discharge such slabs is not allowed.

3)	The steel slabs to be always loaded / stowed in accordance with IMO recommendations and local regulations.

4)	Charterers to give Owners sufficient time to arrange vessel’s cargo securing manual for Charterers intended steel slabs cargo in accordance with SOLAS regulation. Owners will do their best to provide this within the time given and at no additional cost to Charterers, however should their be any delays in loading or additional costs involved in arranging this manual then they are to be for Charterers’ account.
                                                                                                         2/....
LONDON
BEIJING
Tel: 86-106410 9299
Fax: 86-106410 9248
BERMUDA
Tel: 1-441-292 9407
Fax: 1-441-292 9406
HAMBURG
Tel: 49-40-380 876 30
Fax: 49-40-380 876 59
HONG KONG
Tel: 85-2-2521 1141
Fax: 85-2-2526 7218
JAKARTA
Tel: 62-21-526 4330
Fax: 62-21-526 4331
NAPLES
Tel: 39-061-598 7011
Fax: 39-061-598 7016
NEW YORK
Tel: 1-203-356 2000
Fax: 1-203-356 2010
OSLO
Tel: 47-6751 8800
Fax: 47-6751 8801
SHANGHAI
Tel: 86-21 6676 3350
Fax: 86-21 5830 5332
SINGAPORE
Tel: 65-6536 7988
Fax: 65-6536 8622
SYDNEY
Tel: 61-2-9252 1711
Fax: 61-2-9252 1716
VANCOUVER
Tel: 1-604-688 6244
Fax: 1-604-688 0286
ZUG
Tel: 41 41 725 2940
Fax: 44 20 7265 1949

WEBSITE:
www.ssyonline.com

Simpson, Spence & Young Ltd, Lloyds Chambers, 1 Portsoken Street, London E1 8PH
Telephone: +44 (0)20 7977 7400
Dry Cargo Fax: +44 (0)20 7265 1949 E-mail: handy@ssy.co.uk • mineral@ssy.co.uk • panamax@ssy.co.uk
Tankers Fax: +44 (0)20 7265 1936 E-mail: tankers@ssy. co.uk Sale & Purchase Fax: +44 (0)20 7265 1945
E-mail: snp@ssy.co.uk Company registered in England Registered No. 1037999

5)	Cargo to be loaded, stowed, lashed, secured and dunnaged to the Master’s satisfaction.

6)	Owners have the right to appoint surveyor cargo condition prior to loading / securing and at discharging, such surveyor to be for Charterers’ account.

7)	Dunnage removal to be for Charterers’ account.

8)	Should Charterers sublet the vessel then this clause is not to apply.
All other terms, conditions and exceptions as per current Metrostar / Bunge executed Charter Party dated 21st November, 2005, together with Addenda Nos. 1, 2, 3 and 4 and are to remain unaltered.

OWNERS:	CHARTERERS:

/s/	/s/

Time Charter
GOVERNMENT FORM
Approved by the New York Produce Exchange
November 6th, 1913 — Amended October 20th, 1921; August 6th, 1931; October 3rd, 1946
This Charter Party, made and concluded in _______ London, _______ the 21st day of November, 2005 ___________. Between METROSTAR MANAGEMENT CORP., of Athens as Managing ___________. Owners of the good _________ ~~Steomship~~/Motorship (See Addendum) _________ of __________ tons gross register, and _______ tons net register, ~~having engines of indicated horse power~~ and with bull, machinery and equipment in a thoroughly efficient state, and classed _____ ~~at~~ ___ of about _________ cubic feet grain ~~feel bole~~ capacity, and about ________ tons ~~of 2240 lbs~~ deadweight capacity (~~corgo and bunkers, including fresh water and stores not exceeding one and one half percent of shiple deadweight capacity, allowing a minimum of fifty tons~~) on a draft of _____ ~~feet~~ metres ~~inches~~ on Salt Water Summer freeboard,  ~~inclusive of permanent bunkers, which are of the capacity of about~~ _________ ~~tons of fuel~~ , and capable of steaming, fully laden, under good weather conditions ~~of the capacity of about~~ ____~~tons of fuel~~,and capable of steaming, fully laden, under good weather conditions ~~about~~___________ See Clause 29 A –. knots on a consumption of about ________ tons of ~~best Welch coal~~ – best grade fuel oil – best grade diesel oil now ____________ and ______ BUNGE S.A., ______Charterers of the City of _________ Geneva _____.
     Witnesseth, That the said Owners agree to let, and the said Charterers agree to hire the said vessel, from the time of delivery, for about ______(See Clause No. 34) ___________ within below mentioned trading limits. Charterers to have liberty to sublet the vessel for all or any part of the time covered by this Charter, but Charterers remaining responsible for the fulfillment of this Charter Party.
Vessel to be placed at the disposal of the Charterers, at ______ (See Clause No. 33)_________ ~~in such dock or at such wharf or place (where she may safely lie, always afloat, at all times of tide-, except as otherwise provided in clause No,6),as the Charterers may direct. If such dock, wharf or place be not available time to count as provided for in clause No.5.~~ Vessel on her delivery to be ready See Clause No. 36 - ~~to receive cargo with clean swept holds~~ and tight, staunch, strong and in every way fitted for the service, having water ballast, ~~winches and      donkey boiler with sufficient steam power, or if not equipped with donkey boiler, then other power sufficient to run all the winehes at one and the same time~~ (and with full complement of officers, seamen, engineers and firemen for a vessel of her tonnage), to be employed, in carrying lawful merchandise, ~~including petroleum or its products, in proper containers~~, excluding ___________ See Clause No. 35- ______     ~~( vessel is not to be employed in the carriage-of-Live Stock, but Charterers are to have the privilege of shipping a small number on deck at their risk, all necessary fittings and other requirements to be for account of Charterers),~~ in such lawful trades, between safe port and /or ports ~~in British North America, and/or United States of America, and/or West Indies, and/or Central America, and /or Caribbean Sea, and/or Gulf of Mexico, and/or Mexico, and/or South America~~ ______~~and /or Europe and /or Africa, and /or Asia, and /or Australia, and /or Tasmania, and /or New Zealand, but excluding Magdalena River, River St. Lawrence between October 31st and May 15th, Hudson Bay and all unsafe ports; also excluding, when out of season, White Sea, Block Sea and the Baltic,~~

Trading always afloat, always within I.W.L., but Charterers have the option of breaking I.W.L. against paying additional insurance premium. Owners shall provide Charterers with supporting documents for extra cost. Trading via safe anchorage(s), safe berth(s) and/or safe port(s) routing in Charterers’ option — See Clause Nos. 6, 34 and 35, _____ as the Charterers or their Agents shall direct, on the following conditions:
     1. That whilst on hire, the Owners shall provide and pay for all provisions, wages and consular shipping and discharging fees of the Crew; shall pay for the _____ insurance of the vessel, also for all the cabin, deck, engine-room and other necessary stores, including boiler water, domestic water, lubricating oil, garbage removal ordered by the Vessel and maintain her class and seaworthiness and keep _____ the vessel in a thoroughly efficient state in hull holds and hatch covers, machinery and equipment with all certificates necessary to comply with the current requirements at all ports of call and Canals for ~~and during~~ the service. See also Rider Clauses.
     2. That whilst on hire the Charterers shall provide and pay for all the fuel except as otherwise agreed, Port Charges, Canal Dues, Customary Pilotages, including Canals, Skaw, Dardannelles, Bosphorus, Great Barrier Reef and Torres Strait, Agencies, launches on Charterers’ business, for clearance and cargo purpose only, Commissions, compulsory garbage removal, _____Consular Charges (except those pertaining to the Crew and flag), and all other usual expenses except those before stated, but when the vessel puts into _____ a port for causes for which ~~vessel is~~ Owners are responsible, then all such charges incurred shall be paid by the Owners. Fumigations ordered because of _____ illness of the crew or previous cargo carried to be for Owners account. Fumigations ordered because of cargoes carried or ports visited while vessel is employed under this _____ charter to be for Charterers account. ~~All other fumigations to be for Charterers account after vessel has been on charter for a continuous period of six months or more~~. See Clause No. 56 _____.
      ~~Charterers are to provide necessary dunnage and shifting boards, also any extra fittings requisite for a-special-trade or unusual cargo, but Owners to allow-them the use of any dunnage and shifting boards already aboard vessel. Charterers to have the privilege of using shifting boards for dunnage, they making good any damage thereto.~~
     3. ~~That the Charterers, at the port of delivery, and the Owners, at the port of re-delivery shall take over and pay for all fuel remaining on board the vessel at the current prices in the respective ports, the vessel to be delivered with not less that~~ _____ ~~tons and not more than~~  _____ ~~tons and to be re-delivered with not less than~~ _____ ~~tons and not more than~~ _____ ~~tons~~. See Clause No. 33
     4. That the Charterers shall pay for the use and hire of the said vessel at the rate of _____ See Clause 37 – _____ ~~United States Currency per ton on-vessel’s total deadweight carrying capacity, including bunkers and stores, on _____ summer freeboard, per Calendar Month,~~ commencing on and from the day of her delivery as per Clause No. 33, as aforesaid, ~~and at _____ and after the same rate for any part of a month~~; hire to continue until the hour of the day of her re-delivery in like good order and condition, ordinary wear and tear excepted, to the Owners (unless lost) ~~at~~  _____ See Clause No. 33 – ________ unless otherwise mutually agreed. ~~Charterers are to give Owners not-less than~~ _____ ~~days notice of vessels expected date of re delivery, and probable port~~.
     5. Payment of said hire to be made in (See Clause No. 37) ~~New York~~ in cash in United States Currency, 15 days ~~semi monthly~~ in advance, and for the last 15 days ~~half month~~ or _____ part of same the approximate amount of hire, and should same not cover the actual time, time is to be paid for the balance day by day, as it becomes due, if so required by Owners, unless bank guarantee or deposit is made by the Charterers, otherwise failing the punctual and regular payment of the hire, or bank guarantee, or on any breach of this Charter Party,      the Owners shall be at liberty to withdraw the vessel from the service of the Char-

terers, without prejudice to any claim they (the Owners) may otherwise have on the Charterers. ~~Time to count from 7 a.m. on the working day following that on which written notice of readiness has been given to Charterers or their Agents before 4 p.m., but if required by Charterers they to have the privilege of using vessel at once, such time used to count as hire.~~
     Cash for vessel’s ordinary disbursements at any port may be advanced as required by the Captain, by the Charterers or their Agents, subject to 2 1/2% commission and such advances shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.
     6. That the cargo or cargoes be laden and/or discharged in any safe dock or at any safe wharf or safe place that Charterers or their Agents may direct provided the vessel can safely lie always afloat at any time of tide, except at such places in Argentina, Uruguay and Brazil where it is customary for similar size vessels to safely lie aground.
     7. That the whole reach of the Vessel’s Hold, ~~Decks~~, and usual places of loading (not more than she can reasonably stow and carry), also accommodations for Supercargo, if carried, shall be at the Charterers disposal, reserving only proper and sufficient space for Ship’s officers, crew tackle, apparel, furniture, provisions, stores and fuel. ~~Charterers have the privilege of passengers as far an accommodations allow, Charterers paying Owners~~ ___________ ~~per day per passenger for accommodations and meals. However, it is agreed that in case any fines or extra expenses are incurred in the consequences of the carriage of passengers, Charterers are to bear-such risk and expense.~~ No deck cargo and no passengers allowed.
     8. That the Captain shall prosecute his voyages with the utmost despatch, and shall render all customary assistance with ship’s crew and boats. The Captain (although appointed by the Owners), shall be under the orders and directions of the Charterers as regards employment and agency; and Charterers are to load, stow, ~~and~~ trim, tally, secure, lash, unlash, dunnage and discharge the cargo at their expense under the supervision and direction of the Captain, provided all cargo claims to be settled in accordance with the NYPE Interclub Agreement which shall be dealt wish as if Clause 8 and Clause 38 had not been amended who is to sign Bills of Lading for     cargo as presented, in conformity with Mate’s or Tally Clerk’s receipts.
     9. That if the Charterers shall have reason to be dissatisfied with the conduct or performance of the Captain, Officers, or Engineers, ~~the Owners shall on    receiving particulars of the complaint, investigate the same, and, if necessary, make a change in the appointments,~~ Owners to investigate and make a change in the appointment if necessary. See Clause No. 47.
     10. That the Charterers shall have permission to appoint a Supercargo, who shall accompany the vessel and see that voyages are prosecuted with the utmost despatch. He is to be furnished with free accommodation, and same fare as provided for Captain’s table, Charterers paying at the rate of U.S. $15.00 ~~$1.00~~ per day. Owners to victual Pilots and Customs Officers, and also when authorized by Charterers or their Agents, to victual Tally    Clerks, Stevedore’s Foreman, etc., ~~Charterers paying at the current rate per meal, for all such victualling~~. See Clause No. 58 –
     11. That the Charterers, shall furnish the Captain from time to time with all requisite instructions and sailing directions, in writing, and the Captain shall keep a full and correct Log of the voyage or voyages, which are to be patent to the Charterers or their Agents, and furnish the Charterers, their Agents or Supercargo, when required, with a true copy of daily Logs in English, showing the course of the vessel and distance run and the consumption of fuel. The Captain shall be conversant with and use the English language. The Captain to properly fill in and return all forms furnished by Charterers.
     12. That the Captain shall use diligence in caring for the ventilation of the cargo as instructed by Charterer. Vessel natural ventilation.
     13. ~~That the Charterers shall have the option of continuing this charter for a further period~~___________ ~~on giving written notice thereof to the Owners or their Agents~~___________ ~~days previous to the expiration of the first named term, or any declared option~~
     14. Vessel to be delivered in accordance with Clause 33. ~~That if required by the Charterers, time not to comments before~~

_____ ~~and-should vessel not have given written notice of readinessan or before~~ _______ ~~but not later than 4 p.m. Charterers or their Agents to have the option of cancelling this Charter at any time not later than the day of vessel’s readiness.~~
     15. That in the event of the loss of time from deficiency and/or default of men including strike of Officers and/or Crew or deficiency of men or stores, fire, breakdown or damages to hull, machinery or equipment        grounding, detention by average accidents to ship or cargo, drydocking ~~for the purpose of examination or painting bottom~~, or by any other cause directly related       preventing the full use and disposition ~~working~~ of the vessel, the payment of hire shall cease for the time thereby lost; and if upon the voyage the speed be reduced by        defect in or breakdown of any part of her hull, machinery and equipment, the time so lost, and the cost of any extra fuel consumed in consequence thereof, and all extra expenses shall be deducted from the hire. See also Rider Clauses.
     16. That should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once. The act of God, enemies, fire, restraint of Princess, Rulers and People, and all dangers and accidents of the Seas, Rivers, Machinery, ~~Boilers and Steam Navigation~~, and errors of Navigation throughout this Charter Party, always mutually excepted.
     The vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the purpose of saving life and property.
     17. That should any dispute arise between Owners and the Charterers, ~~the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties thereto, and the third by the two so chosen; their decision or that of any two of them, shall be final, and for the purpose of enforcing any award, this agreement may be a rule of the Court. The Arbitrators shall be commercial men.~~ See Clause No. 69.
     18. That the Owners shall have a lien upon all cargoes, ~~and all sub freights for any amounts due under this Charter~~, including General Aver- age contributions, and the Charterers to have a lien on the Ship for all monies paid in advance and not earned, and any overpaid hire or excess deposit to be returned at once. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interests of the owners in the vessel.
     19. That all derelicts and salvage shall be for Owners’ and Charterers’ equal benefit after deducting Owners’ and Charterers’ expenses and Crew’s proportion. General Average shall be adjusted, stated and settled, according to Rules 1 to 15 inclusive, 17 to 22, inclusive, and Rule F of York-Antwerp Rules 1974 as amended 1994 at London or all other subsequent amendments made during the currency of the Charter Party.~~1924, at such port or place in the United States as may be selected by the carrier, and as to matters not provided for by these       Rules, according to the laws and usages at the port of New York. In such adjustment disbursements in foreign currencies shall be exchanged into United States money at the rate-prevailing on the dates made and allowances for damage to cargo claimed in foreign currency shall be converted at the rate prevailing on the last day of discharge at the port or place of final discharge of such damaged cargo from the ship. Average agreement or bond and such additional security, as may be required by the carrier, must be furnished before delivery of the goods. Such cash deposit as the carrier or his agents may deem sufficient as additional security for the contributions of the goods and for any salvage and special charges thereon, shall, if required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery. Such deposit shall, at the option of the carrier, be payable in United States money-and-be-remitted to-the adjustor. When so remitted the deposit shall be held in a special account at the place of adjustment in the some of the adjuster pending settlement of the General Average and refunds or credit balances, if any, shall be paid in United States money.~~
     ~~In-the event of accident, danger, damage, or disaster, before or after commencement of the voyage resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible, by statute, contract of otherwise, the goods, the shipper and the consignee, jointly and severally, shall contribute with the carrier in general average to the payment of any sacrifices,~~

~~losses, or expenses of a general average nature that may be made or incurred, and shall pay salvage and special charges-incurred in respect of the goods. If a solving ship is owned or operated by the carrier, salvage shall be paid for as fully and in the same manner as if such solving ship or ships belonged to strangers.~~
     Provisions as to General Average in accordance with the New jasoh Clause ~~above~~ are to be included in all bills of lading issued hereunder.
     20. All Fuel used by the vessel while off hire, ~~also for cooking, condensing water, or for grates and stoves~~, to be agreed to as to quantity, and the ~~cost of replacing same, to be allowed by Owners~~. shall be for Owners’ account.
     21. ~~That as the vessel may be from time to time employed in tropical waters-during the term of this Charter, Vessel is to be docked at-a convenient place, bottom cleaned and painted whenever Charterers and Captain think necessary, at least once in every six months, reckening from time of last painting and payment of the hire to be suspended until she is again in proper state for the service.~~__________
See Clause No. 43______
     22. ~~Owners shall maintain the gear of the ship as fitted, providing gear (for all derricks) capable of handling lifts up to three tons, also providing ropes, falls, slings and . IF vessel is fitted with derricks capable of handling heavier lifts, Owners are to provide necessary gear for same, otherwise equipment and gear for heavier- lifts shall be for Charterers account~~ Owners ~~also~~ to provide on the vessel lights as on board sufficient for working all holds simultaneously ~~lanterns and oil~~ for      night work free of expense to Charterers, ~~and vessel to give use of electric light when so fitted, but any additional lights over those on board to be at Charterers expense. The       Charterers to have the use of any gear on board the vessel.~~
     23. Vessel to work night and day, if required by Charterers, ~~and all winches to be at Charterers’ disposal during loading and discharging; steamer to provide one winchman per hatch to work winches day by night, as required, Charterers agreeing to pay officers, engineers, winchmen, deck hands and donkeymen for overtime work done in accordance with the working hours and rates stated in the ship’s articles. If the rules of the port, or labor unions, prevent crew from driving winches, shore Winchmen to be paid by Charterers. In the event of a disabled winch or winches, or insufficient power to operate winches, Owners to pay for shore engine, or engines, in lieu thereof, if required, and pay anyloss of time occasioned thereby.~~
     24. ~~It is also mutually agreed that this Charter is subject to-all the terms and provisions of and all the exemptions from liability contained in the Act of Congress of the United States approved on the 13th day of February, 1893 and entitled An Act relating to Navigation of Vessels; etc., in respect of all cargo shipped under this charter to or from the United States of America. It is further subject to the following clauses, both of which are to be included in all bills of lading issued hereunder:~~
~~U.S.A. Clause Paramount~~ See Clause 41 H -
~~This bill of lading shall have effect subject to the provisions of the Carriage of Goods by See Act of the United States, approved April 16, 1936, -which shall be deemed to be -incorporated herein, and nothing-herein contained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said Act. If any term of this bill of lading be repugnant to said Act to any extend, such term shall be void to that extend, but no further.~~
~~Both to Blame Collision Clause~~
~~If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, mariner, pilot or the servants of the Carrier in the navigation or in the management of the ship, the owners of the goods carried hereunder will indemnify the Carrier against all loss or liability to the other or non carrying ship or her owners in so far as such less or liability represents loss of, or damage to, or any claim whatsoever of the owners of said goods, paid or payable by the other or non carrying ship or her owners to the owners of said goods and set off, recouped or recovered by the other or non carrying ship or her owners as part of their claim against the carrying ship or carrier.~~

     25. The vessel shall not be required to enter any ice-bound port, or any port where lights or light-ships have been or are about to be with- drawn by reason of ice, or where there is risk that in the ordinary course of things the vessel will not be able on account of ice to safely enter the port or to get out after having completed loading or discharging. See Clause 35.
     26. Nothing herein stated is to be construed as a demise of the vessel to the Time Charterers. The owners to remain responsible for the navigation of the vessel, acts of pilots and/or tugboats, insurance, crew, and all other matters, same as when trading for their own account.
     27. A commission of ~~2 1/2~~ 1.25 per cent is payable by the Vessel and Owners to Simpson, Spence and Young, London ____ on hire earned and paid under this Charter, and also upon any continuation or extension of this Charter.
     28. An address commission of ~~2 1/2~~ 3.75 per cent payable to ____ Charterers ____ on the hire earned and paid under this Charter.
Additional Clauses 29 to 85, as attached, are deemed to be fully incorporated in this Charter Party.
This Charter party is a computer generated copy of the NYPE (Revised 3rd October, 1946) form printed under licence from the Association of Ship Brokers & Agents (U.S.A.), Inc., using software which is the copyright of Strategic Software Limited.
It is precise copy of the original document which can be modified, amended or added to only by the striking out of original characters, or the insertion of new characters, such characters being clearly highlighted by underlining or use of colour or use of a larger font and marked as having been made by the licensee or end user as appropriate and not by the author.

RIDER CLAUSES TO
CONFIDENTIAL AGREEMENT BETWEEN
METROSTAR MANAGEMENT CORP., OF ATHENS
AS MANAGING OWNERS
AND
BUNGE S.A., OF GENEVA
CHARTER PARTY DATED 21ST NOVEMBER, 2005.
Clause 29 :
a) Vessel’s Description : (to be advised)
(See Addendum)
Owners are unable to warrant vessel’s speed and consumption performance for the first 60 (sixty) days of this Charter. After this time, Owners to advise Charterers of vessel’s performance figures based on actual trading experience which Owners then to warrant in Charter Party. Owner’s option to carry out sea trials on first ballast / laden voyage, weather permitting and provided Charterers’ prior approval has been obtained which not to be unreasonably withheld.
b) Performance Clause :
When assessing the performance of the vessel in relation to the speed(s) and consumption(s) detailed in Clause 29a, good weather conditions is taken to mean Beaufort Wind Scale not exceeding Force 4 (upto 16.0 knots maximum) and Douglas Sea State not exceeding Code 3 (upto 1.5 metres wave height maximum).
Average good weather speed will be determined by taking the total mileage actually steamed under good weather conditions as defined above from full away to standby engine, divided by the actual time steamed under such conditions, both as recorded in the log book, excluding stoppages at sea or any periods during which reduction of speed is necessary for safety or in congested waters or in poor visibility, or following Charterers explicit instructions.
Average good weather consumption will be determined by applying the actual propulsion consumption whilst steaming under good weather condition to the period steamed under such conditions.

To evaluate vessel’s performance under this Charter Party following data / formula will be used:
A)	Total distance run from full away to standby engine.

B)	Total good weather distance run.

C)	Total good weather hours.

D)	Average good weather speed.

E)	Total good weather M.E. consumption.

F)	Daily average good weather M.E. consumption.

G)	Total good weather D.G. consumption.

H)	Daily average good weather D.G. consumption.

1)	Time Gain/Loss

A	-	A
D		CP SPEED
2)	Over / Under consumption (separate calculations for M.E. and generator)

A X F O R H	-	A X CP CONSUMPTION
DX24		CP SPEED X 24
Under no circumstances should any claim be deducted from hire until it has been agreed by both parties.
c) Weather Routing and Speed/Consumption Deficiencies:
Charterers may supply “Ocean Routes” or “Applied Weather Technologies” or any other first class routing service as chosen by Charterers, advice to the Master during voyages specified by the Charterers. The Master to comply with the reporting procedure of the routing service selected by Charterers. Evidence of weather conditions to be taken from the vessel’s deck logs and independent weather bureau reports. In the event of a consistent discrepancy between the deck logs and independent bureau reports. and if an amicable solution cannot be found, then matter to referred to arbitration and it’s decision to be final and binding.
Clause 30 - P. & I. Club Clause and Classification Clause :
It is a condition of this Charter that the vessel is and will remain during the currency of the Charter classed highest class with a full member of the International Association of Classification Societies (IACS).
Furthermore, it is a condition of this Charter that the vessel is and will remain insured with a P. & I. Club which is a full member of the International Group of P. & I. Clubs.

Owners’ P. and I. Club	:	(to be advised)
Charterers’ P. and I. Club	:	(to be advised)

Clause 31 - Certificates, Laws and Regulations:
a)	At the time of fixing Owners warrant vessel is in all respects eligible for trading to the ports, places or countries specified in the Charter Party and that at all necessary times the vessel and/or Owners shall have valid Certificates, records or other documents required for such trade. In case Charterers load Iron Ore or other heavy cargoes requiring certificates in Brazil Owners to obtain Brazilian Navy Certificate at their time, (provided Charterers unable to use the vessel concurrently), and expense and provided obtaining such certificate does not involve additional structural work on the vessel, in which case Charterers to find alternative employment for the vessel.

b)	It is a condition of this Charter that the vessel is and will remain during the currency of this Charter in possession of the necessary valid equipment and all certificates, records and documents necessary to comply with safety and health regulations, International regulations and all current requirements at all ports of call, Panama and Suez Canals included.

c)	Bimco ISM Clause:

From the date of coming into force of the International Safety Management (ISM) Code in relation to the vessel and thereafter during the currency of this Charter party, the Owners shall procure that both the vessel and “the Company” (as defined by the ISM Code) shall comply with the requirements of the ISM Code. Upon request the Owners shall provide, a copy of the relevant Document of Compliance (DOC) and Safety Management Certificate (SMC) to the Charterers.

Except as otherwise provided in this Charter Party, loss, damage, expense or delay caused by the failure on the part of me Owners or “the Company” to comply with the ISM Code shall be for Owners’ account.”

d)	It is a condition of this Charter that the vessel has and will have on board at all times during the currency of this Charter all relevant grain loading booklets / manuals / certificates and hold end trimming table and vessel to be able to load grain without shifting boards / grain fittings in accordance with I.M.C.O. Resolution A 264 (VIII) / The International Convention of S.O.L.A.S. 1974 and has dispensation from trimming hold ends.

e)	Certificate of Financial Responsibility:

It is a condition of this Charter that the vessel carries and will carry on board at all times during the currency of this Charter a Certificate of Financial Responsibility and International Tonnage Certificate acceptable to the United States Coast Guard and all individual States which exercise jurisdiction over the load and discharge port(s) in the ranges and areas specified in this Charter. The Master, upon Charterers’ request, shall make such certificate available for inspection to the Charterers or its representative.
Applicable to points a), b), c), d), e):

Without prejudice to Charterers’ other rights under this Charter, Owners accept responsibility for and agree to Indemnify Charterers against any and all claims, losses, damages, liabilities, cost (including legal fees) and fines resulting from partial or full non-compliance with this clause.
Any and all delays to the vessel resulting from such partial or full non-compliance with this clause shall not count as on-hire time.
Clause 32 - Pollution:
a)	It is a condition of this Charter that the vessel complies and will continue to comply with all regulations / laws of the countries / states / ports within trading limits and international conventions regarding pollution in force at the time of fixing.
b)	It is a condition of this Charter that the Owners and vessel are and will continue to be insured for pollution liability with respect to trading within, to and from ranges and areas specified in this Charter. Said insurance to have a limit of not less than U.S. Dollars 500 million. At any time before or subsequent to the fixture date of this Charter, Owners upon reasonable notice from Charterers, shall furnish to Charterers or its representative proof, satisfactory to Charterers of such insurance.
c)	It is a condition of this Charter that during the currency of the Charter the vessel is and will be in full compliance with all U.S. Coast Guard pollution and safety regulations as contained in the Code of Federal Regulations, as amended, and all other applicable State pollution and safety law, rules and regulations as may be promulgated.
d)	It is a condition of this Charter that the Owners satisfy and will continue to satisfy the requirements of:
-	Section 311 (P) of the United States Federal Water Pollution Control Act, amendments of 1972 (Public Law 92/500)

-	U.S. Federal Law Title 4 Shipping-Chapter IV Sub-Chapter 8, Part 542- Financial Responsibility for Water Pollution 1978 and amendments.

-	During the currency of this Charter they will comply fully with the U.S. Water Quality Improvement Act 1970 incorporating amendments thereto, and any rules and/or regulations issued thereunder and amendments thereto, and any legislation enacted with respect to pollution of sea water by oil or any other substances (including any rules and/or regulations issued thereunder) by any government, or other authorities, and also any similar legislation enforced by the nation of the world.
Applicable to points a), b), c), d):
Without prejudice to Charterers’ other lights under this Charter, Owners accept responsibility for and agree to indemnify Charterers against any and all claims, losses, damages, liabilities, cost (including legal fees), fines resulting from partial or full non-compliance with this clause.
Any and all delays to the vessel resulting from such partial or full non-compliance with this Clause shall not count as on-hire time.

Clause 33 - Delivery / Redelivery, On/Off-hire Bunkers, Notices:
a)	Vessel to be delivered (local time) on (See Addendum No.1), any time day or night, Sundays and Holidays included.

Vessel to be redelivered (local time) on dropping last outward sea pilot safe port Skaw-Passero Range or passing same Westbound, or Boston-Bahia Blanca Range or Aden-Japan Range, in case Persian Gulf then redelivery to be passing Muscat outbound, all ranges in Charterers’ option, any time day or night, Sundays and Holidays included.

b)	Joint on-hire and off-hire survey shall be held by an independent surveyor, cost of same to be shared 50/50 between Owners and Charterers. Time for on-hire survey Owners’ account and time for off-hire survey Charterers’ account unless no time lost. On-hire survey held at delivery port or first loadport and off-hire survey held at last discharge port.

c)	Charterers have the option of redelivering the vessel upon completion of discharging without cleaning and sweeping of holds, in consideration of which Charterers are to pay Owners a lumpsum of U.S. $5,000 (Five Thousand Dollars) in lieu of hold cleaning on redelivery for Grain, U.S. $5,500 (Five Thousand Five Hundred Dollars) for others.

d)	Vessel to be delivered with about: as per Addendum No. 2.

Value of bunkers on delivery to be paid together with first hire payment.

Charterers have the right to deduct bunkers on redelivery from the last hire payment(s).

Charterers / Owners privilege to bunker vessel for their own account prior to delivery / redelivery provided same does not interfere with loading / discharging operations.

e)	Deleted.

f)	Charterers to give 30/20/15/10 days approximate and 3 /1 day(s) definite notice to Owners.
Clause 34 - Timecharter Period:
A period timecharter of (as per Addendum No. 1) with Lawful Harmless Cargo, always afloat, always within Institute Warranty Limits (See Lines 32/38 of the Charter Party), but Charterers to have the option of breaching Institute Warranty Limits against payment of the additional insurance premium. Owners to invoice Charterers with this cost and provide necessary supporting documents.

Trading via safe port(s), safe berth(s), safe anchorage(s), always subject to Owners Cargo and Trading Exclusions.
Naabsa in Argentina, Uruguay and Brazil as per NYPE.
See Clause 35.
Clause 35 — Trading Exclusions :
Always within Institute Warranty Limits the following countries always to be excluded : Iceland, Albania, Turkish Cyprus, Sea of Azov, Yugoslavia, Former Yugoslavia but Rijeka and Koper / Slovenia allowed, Libya (including Gulf of Sidra / Sirte), Iraq, Tunisia, Ghana, Benin, Nigeria, Cameroon, Angola (including Cabinda), Ivory Coast, Gambia, Namibia, Mozambique, Tanzania, Somalia, Eritrea, Sudan, Djibouti, Ethiopia, Congo, Kenya, Senegal, Sierra Leone, Yemen / People’s Republic of Yemen (North and South Yemen), Bangladesh, Cambodia, Myanmar, North Korea, Russian / C.I.S. Pacific, Diegogarcia, Honduras, Guatemala, Haiti, Barbados, Surinam, El Salvador, Nicaragua, Falklands, Orinoco River, Cuba, Great Lakes and Hudson Bay, Alaska, Israel, Liberia, St. Lawrence Seaway to be permitted in Summer months only, East Timor, Georgia, Kuwait, Zaire, Iran and any country blacklisted by U.N., E.E.C. or vessel’s flag state.
Vessel can trade Finland in Summer Season only.
Summer Season to be between the 1st May / 31st October.
Vessel not to make direct call(s) between Taiwan and China.
Charterers are permitted to trade Magellan Straits and Cape Horn but no trading via Cape Horn in Winter months.
Charterers are permitted to break Institute Warranty Limits.
If vessel trades to the allowed Arabian Gulf areas then any additional premium levied to be for Charterers’ account. (See also Clause 39).
Vessel not to force ice or follow ice breakers.
Cargo Exclusions :
The vessel is suitable for the carriage in bulk of cargoes listed in Appendices ‘A’ and ‘C’ of the Code of Safe Practice for Solid Bulk Cargoes excluding cement in Bulk.

The following cargoes are specifically excluded :
Ammonium sulphate, metal sulphide concentrates, iron pellets (but iron ore pellets and fines allowed), limestone, liquid petroleum or its products, bitumen, asphalt in bulk, tar in bulk, pitch in bulk (including pencil pitch), nitrate of soda, carbon, ammonium nitrate, aluminium (however, alumina allowed), aluminium silicon, Chilean nitrate, caustic soda, peroxide, calcium carbine, technical urea, calcium and hypo oxychloride, calcium hydrochloride, calcium hypochlorite, N.P. K., potassium nitrate, sodium sulphate, copper carbide, talc, fluorspar, chrome ore, sinter ore, ferro-silicon including silico-manganese, zinc-ash, zinc dross and residues, bentonite, salt petre, mineral sand, aluminium dross, slag, spodumene, sponge iron, granite, pyrites, zircon, rutile, garnet, ilemnite, red-iron oxide, hot briquetted iron, pre or direct reduced iron including pellets and briquettes, metal borings, shavings and turnings, borax, sea salt (including rock salt and salt cake), pig iron, pollutants, charcoal, char, pond coal, unprotected pipes, clay, soda-ash, quicklime, bone meal, jute, palm-kernel extractions, quebracho extract, copra and copra products (including mechanically expelled or extracted coconut), tobacco, esparto grass, cotton, logs, woodchips or shavings, wood packaging, timber and timber products, used rails, wood pulp, swarf, scrap (including shredded, prolar, shavings), motor blocks, livestock, paper, creosote, creosoted goods, bides, bones, wet fish, fishmeal, bulk cement, resin, turpentine, asbestos, cars, trailers and motor vehicles, mobile homes, prefabs, caravans, railway wagons / engines, yachts, naphtha, motor spirits or any of its products or bi-products, acids including glacial acid, blasting caps, detonator caps, black powder, dynamite, T.N.T., bombs, arms, ammunition, firearms, explosives, nuclear materials and waste, spent oxide, radioactive products and waste, radio-isotopes, aluminium ferro-silicon powder (including briquettes), aluminium silicon powder-uncoated, aluminium smelting by-products, aluminium remelting by-products, castor beans, ferro-phosphorus (including briquettes), ferrous metal (borings, shavings, turnings or cuttings, iron swarf, steel swarf), fish scrap, iron oxide-spent, iron sponge-spent, peat moss, sawdust, seed cakes, meal-oily, oilcakes, seed expellers-oily, tankage, zinc skimmings, oily meals, oily seeds and cakes, scrap including motor blocks and turnings and general cargo and all cargoes listed in International Maritime Dangerous Goods Code (IMDG Code), all other dangerous, injurious, corrosive, hazardous and inflammable cargoes, deck cargoes and all Appendix ‘B’ Cargoes listed under the Code of Safe Practice for Bulk Carriers (B.C. Code).
No Fertilizers are allowed to be carried on board destined for Australia.
No cargo in containers or bagged or baled is allowed.
It is distinctly understood that Charterers are permitted to carry any grain / grain products / bi-products in bulk (as customarily loaded in West Coast Canada / West Coast U.S.A. or E.C.S.A.) including Soyabeans / Soyabean Meal / Pellets and Rapeseed / Rapemeal.
Sunflower Seed Expellers always to be excluded.
Sunflower Seeds and Sunflower Seed Pellets to be allowed

Petcoke (but not to be last cargo), Iron Ore Fines / Pellets and Coal always allowed provided always loaded in accordance, with IMO Regulations and Recommendations.
Vessel’s cargo spaces have no Co.2 fire extinguishing system and are not mechanically ventilated. Vessel’s bulkhead between the cargo space and the engine room is not insulated to Class ‘A-60’ Standard.
Bulk Harmless Fertilizers including Potash land Phosrock are allowed.
Cargoes always to be loaded in accordance with IMO Regulations and Recommendations.
Charterers are allowed to load 2 (two) cargoes of Petcoke per annum, however, same not to be loaded during the first six months of vessel’s delivery and not to be the last cargo.
Charterers are allowed to load 2 (two) cargoes of Sulphur per annum, however, same not to be loaded during the first six months of vessel’s delivery and not to be the last cargo.
Charterers are allowed to load 1 (one) cargo of Rock Salt per annum, however, same not to be loaded during the first six months of vessel’s delivery and not to be the last cargo.
Charterers to have the option to load Pig Iron against agreement with Owners on a mutually acceptable clause covering soft stowage in order to protect vessel from hold damage.
It is understood that Charterers are to use their best endeavours to load only Grain for the vessel’s first two voyages under this Charter Party.
Clause 36 — Crew Assistance :
Timecharter hire to include rendering all customary assistance by the crew also (see Clause 26) and provided local port regulations permit, following works:
a)	opening and closing of hatches;

b)	shifting operations, docking and warping;

c)	bunkering;

d)	cleaning of holds — intermediate cleaning by crew (See Clause 36k);

e)	maintaining power while loading and/or discharging;

f)	supervision of loading, stowing, handling; lashing and/or discharging;

g)	deleted;

h)	preparing vessel’s hatches / holds prior arrival to ports or commencement of operations. Also see below Clause 36 k;

i)	cargo officer to produce general cargo or container stowage plan immediately according to cargo description given or if stowage plan is presented from ashore to check and immediately advise omissions / errors etc. making restowage or other measures necessary;

j)	officers and crew to work day and night, Saturdays, Sundays and Holidays included. Above port services to be rendered provided local port regulations permit;

k)	cleaning of holds / cargo spaces as perIntermediate Hold Cleaning Clause (see below);
Cleanliness of vessel on arrival at first loading port under this Charter :
Vessel’s holds on delivery or arrival at first load port to be clean and ready in all respects for inspections, failing which vessel is off-hire from time of rejection until vessel passed re-inspection. Should the vessel not be approved for cleanliness by relevant surveyor’s for Charterers intended cargo the vessel to be placed off-hire until the vessel is fully accepted and any directly related expenses / cleaning time incurred thereby to be for Owners’ account.
Intermediate Hold Cleaning Clause :
In between trips the crew shall render customary assistance in cleaning all cargo compartments in preparation for the next cargo, if required by Charterers and if not prevented from so doing by any Shore Regulations / Authorities / Unions.
All protective materials, if any, such as dunnage, craft paper, lashings, mats, etc., to be removed by Charterers at their time, risk and expense, such cleaning shall be performed en route to the next loadport provided this can be done safely and provided the duration of the ballast is sufficient.
The Charterers shall pay the Owners U.S. $650.00 (Six Hundred and Fifty Dollars) per hold actually cleaned but Charterers shall supply any fresh water required by the Master for such operation(s).
The Owners / vessel will endeavour to effect such cleaning as best as possible but without any guarantee that, the holds will be sufficiently cleaned and accepted on arrival at the next loadport, furthermore, the Owners will not be responsible for any consequences arising from the fact that the crew has been employed in such cleaning.
Should the vessel fail the next load survey then she is to remain on full hire and crew to complete any further cleaning operation provided local regulations permit, otherwise Charterers are to employ shore labour.
Clause 37 — Hire
U.S. $ (See Addendum No. 1) daily including overtime payable every 15 (fifteen) days in advance.

Hire Payment :
Hire shall be calculated basis GMT.
First 15 (fifteen) days hire plus bunkers on delivery to be paid within 3 (three) banking days after vessel’s delivery. Charterers are entitled to deduct from last sufficient hire payments cost of estimated redelivery bunkers and Owners estimated disbursements.
Hire payment is to be made in full without deductions free of bank charges (including any intermediary banks) by authenticated and value dated Swift / Telegraphic transfer to : (to be advised)
Payment of hire shall be in accordance with Clause 5 in cash every 15 (fifteen) days in advance and must be received by Owner’s bank as referred above on / or before the due date.
Notwithstanding anything to the contrary contained herein, it is understood that if at any time during the currency of this Charter the hire payment shall become due on a Saturday, Sunday or Holiday, payment of hire must be received on the banking date immediately proceeding the date on which hire becomes due.
Failing timely payment of full hire due, less any specifically agreed amount, but always in accordance with grace period, the Owners will have the right to withdraw the vessel without prejudice to any claim the Owners may have against the Charterers under this Charter.
Further, so long as the full hire due less any specifically agreed amount remainsunpaid, Owners will be entitled to suspend the performance of any and all of their obligations under this Charter Party, in port or at sea and shall have no responsibility for consequences directly arising therefrom and the hire shall continue to accrue.
If the payment of hire is delayed, Owners to give Charterers 3 (three) working days grace before being entitled to enforce their right for hire.
Deductions from Hire :
Charterers have the right to deduct from Charter hire during the period of this Charter any off hire time and/or Owners expenses provided fully substantiated. Charterers have the right to withhold from last hire payment estimated value of bunkers on board at redelivery, however final accounting to be arranged as promptly as possible. Owners’ expenses incurred by charterers to be reimbursed by Owners within 10 (ten) days of receipt of vouchers.
Furthermore, Charterers have right to deduct estimated Owners’ disbursement from hire payment but maximum U.S. $1,000 (One Thousand Dollars) per voyage which shall be settled within 2 (two) months after completion of each voyage against actual vouchers.

Clause 38 — Appointments of Stevedore(s), Damages and Injuries :
A. Appointments of Stevedore(s)
At loading and discharging ports, Stevedores to be selected by Shippers’ / Charterers’ / Receivers’ but to be employed by Charterers. Loading and discharging to be under the supervision, direction of the Master, provided all cargo claims to be settled in accordance with the NYPE Interclub Agreement which shall be dealt with as if Clause 8 and Clause 38 had not been amended.
B. Stevedore Damage
Notwithstanding anything contained herein to the contrary, Charterers are to pay for any and all damages to the vessel caused by stevedores provided the Master has notified the Charterers and/or their Agents in writing as soon as practical but not later than 48 (forty-eight) hours after any damage is discovered. Such notice to specify the damage in detail and to invite Charterers to appoint surveyor to assess the extent of such damage.
(a)	Any and all damage(s) affecting the vessel’s seaworthiness and/or class and/or the safety of the crew and/or affecting the trading capabilities of the vessel, are to be repaired immediately by Charterers and the vessel is to remain on hire until such repairs are completed and if required passed by vessel’s classification society.

(b)	Any and all damage(s) not affecting the vessel’s seaworthiness or class or the safety of the crew or the trading capabilities of the vessel, are to be repaired at Charterers’ option, before or after redelivery concurrently with Owners’ work. In such case no hire and/or expenses will be paid to Owners except insofar as the time and/or expenses required for the repairs for which Charterers are responsible exceeds the time and/or expenses necessary to carry out Owners’ work.
C. Cargo Damage
NYPE Inter-Club Agreement.
Liability for cargo claims as between Owners and Charterers shall be apportioned as specified in the Inter-Club New York produce Exchange Agreement 1996 and subsequent amendments if any (the “Inter-Club Agreement”).
D. Personal Injuries
Notwithstanding anything in the Charter to the contrary, it is expressly agreed that the Owners remain responsible for all personal injury arising from their act neglect and the Owners guarantee to maintain such P. & I. cover for the duration of this Charter.

Clause 39 — Insurance (Premium) :
a)	Vessel has a valid P. & I. Club insurance with a full member of the International Group of P. & I. Clubs and a collision insurance and a hull and machinery insurance and a valid basic war risk insurance for the currency of this Charter.

b)	The vessel is entered for war risk insurance with Hellenic Mutual War Risks Association (Bermuda) or with any other first class war risk insurer, the basic annual premium being for Owners’ account. In the event of the vessel entering areas which are specified by Hellenic Mutual or with any other first class war risk insurance, to be additional premium areas, Charterers will be responsible for any additional premium incurred by Owners to maintain their cover in full, together with any crew bonus payable.

c)	Charterers to have the benefit of any return insurance premium receivable by the Owners from their Underwriters (as and when received from Underwriters, but estimated amount deductible on redelivery) by reason of the vessel being in port qualifying for such returns.

d)	Any additional insurance of vessel levied by reason of vessel’s flag, ownership, crew, management, class or condition to be borne by Owners. Any additional insurance levied by reason of vessel’s age to be for Charterers’ account.
Clause 40 — Safety :
a)	Deleted.

b)	It is understood that if necessary, the vessel will comply with any safety regulations and/or requirements applying during the currency of this Charter in effect at port of loading and/or discharging, a particular reference is the United States Department of Labour Safety and Health regulations set forth in part III of the Federal Register. It is agreed that should the vessel not meet safety rules and regulations applying at the time of fixing and during the currency of the Charter, Owners will take immediate corrective steps and any stevedore standby time and any other directly related expenses involved including off-hire to be for Owners’ account.

c)	Safety loading grains / oilseeds (provided they are not included in IMO B.C. Code Appendix B) / agricultural products — SOLAS.

Owners warrant that the vessel is self-trimiming provided loads a full cubic cargo in each hold, singledeck bulkcarrier allowed to load and safely carry grains / oilseeds (provided they are not included in IMO B.C. Code Appendix B) / agricultural products in bulk without shifting boards or other fittings for grain and has on board an approved trim and stability manual in accordance with the International Grain Code 1991, as incorporated into Chapter VI, SOLAS 1974.

Furthermore, the vessel to have on board an approved table of heeling moments for “filled holds-ends untrimmed” in accordance with Chapter VI Part A) Regulations 4, as amended SOLAS 1978 / 1981 / 1983. For the carriage of grains / oilseeds (provided they are not included in IMO B.C. Code Appendix B) / agricultural products in bulk the vessel to have on board throughout this Charter period valid documents and certificates issued by any recognised Classification society and certificates by National Bureau / Ministry of Transport on the basis of the SOLAS 1974 Regulations.
Any cost / time used for trimming / strapping of grain / agricultural products cargo caused by vessel’s non-compliance with the above will be for Owners’ account.
Clause 41 — Bill(s) of Lading :
a)	Clean Bill(s) of Lading:
The vessel will only load cargo for which clean Bill(s) of Lading can be issued. Where the Master takes legitimate exception to any cargo presented for loading, he shall immediately notify shippers or their agents in order they provide alternative cargo.
b)	The Owners to instruct the Master to authorise Charterers or Charterers’ agent to issue and sign Bill(s) of Lading on Charterers’ usual form on Owners’ and Master’s behalf for cargo as presented in conformity with Mate’s and Tally Clerks’ Receipts. (Please also see Paragraph d) below).

c)	Charterers and/or Agents are hereby authorised Owners / Master to split Bill(s) of Lading and/or issue ship’s Delivery Orders in negotiable and transferable form against the collection of the full set of original Bill(s) of Lading as verified by Owners. Delivery Orders to conform with all terms and conditions and exceptions of the Bill(s) of Lading.
Charterers shall have the right to change load port and discharge port instructions or nominations, notwithstanding any load port or discharge port appearing on the Bill(s) of Lading. A separate Letter of Indemnity as per Owners’ P. & I. Club’s format to be given by Charterers to Owners each time.
Charterers will indemnify Owners against claims brought by holders of Bill(s) of Lading, for wrongful delivery against Owners to the extent that claims arise from Charterers’ orders for a change of destination on the Bill(s) of Lading.
d)	Where vessel loads from elevators, Bill(s) of Lading weight to be identical with elevator weight.

e)	Owners to allow Charterers to discharge / release entire cargoes without presentation of Original Bill(s) of Lading by providing with a Letter of Indemnity in accordance with Owners P. and I. Club form and wording before discharging. Letter of Indemnity to be signed by an authorised Officer of Charterers only.
Also See Clause 67.
f)	Only when full cargo being carried is Bunge traded cargo, if required, Owners in exchange for the original Bill(s) of Lading, agree to allow to make lawful amendments / additions to the Charter and/or Bill(s) of Lading and/or issue new Bill(s) of Lading and/or related documents against a reasonable Letter of Indemnity in a reasonable form acceptable to Owners for amendments / additions required by Letter of Credit or terms demanded by Receivers and the destruction of all original Bill(s) of Lading originally issued.

g)	Charterers warrant that each transport document accompanying a shipment of cargo to or from a port or place in the U.S.A. shall be endorsed with a unique Bill(s) of Lading identifier, as required by the U.S. Customs Regulations (19 CRF Part 4, Section 4.7A) including subsequent changes, amendments or modifications thereto, not later than first port of call.
Non-compliance with the provisions of this Clause shall amount to a breach of warranty for the consequences of which the Charterers shall be liable and shall hold the Owners harmless and shall keep them indemnified against all claims whatsoever which may arise and be made against them. All time lost and all expenses incurred including fines as a result of the Charterers’ breach of the provisions of this Clause shall be for Charterers’ account.
h)	This Charter (unless specifically amended) includes the following clauses which are to be (amongst others including the Arbitration Clause), incorporated into the Bill(s) of Lading presented under this Charter.
—	Conwartime 1993 Clause

—	New Both to Blame Collision Clause

—	General Average and New Jason Clause

—	U.S.A. and/or Canadian and/or General Paramount Clause
i)	No through Bill(s) of Lading under this Charter Party.
CONWARTIME 1993 CLAUSE
(1)	For the purpose of this Clause, the words:
(a)	“Owners” shall include the shipowners, bareboat charterers, disponent owners, managers or other operators who are charged with the management of the Vessel, and the Master; and

(b)	“War Risks” shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgement of the Master and/or the Owners, may be dangerous or are likely to be or to become dangerous to the Vessel, her cargo, crew or other persons on board the Vessel.
(2)	The Vessel, unless the written consent of the Owners be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea); or any waterway or canal, where it appears that the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Master and/or the Owners, may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which only become dangerous, or is likely to be or to become dangerous, after her entry into it, she shall be at liberty to leave it.

(3)	The Vessel shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessel of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerent right of search and/or confiscation.
(4)	(a)	The Owners may effect war risks insurance in respect of Hull and Machinery of the Vessel and their other interests (including, but not limited to, loss of earnings and detention, the crew and their Protection and Indemnity Risks), and the premiums and/or calls thereof shall be for their account.
(b)	If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within, any area or areas which are specified by such Underwriters as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.
(5)	If the Owners become liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then such bonus or additional wages shall be reimbursed to the Owners by the Charterers at the same time as the next payment of hire is due.

(6)	The Vessel shall have liberty:-
(a)	to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(b)	to comply with the order, directions or recommendations of any war risk underwriters who have the authority to give the same under the terms of the war risk insurance;

(c)	to comply with the terms of any resolution of the Security Council of the United Nations, any directives of the European Community, the effective orders of any other Supernational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement;

(d)	to divert and discharge at any other port any cargo or part thereof which may render the Vessel liable to confiscation as a contraband carrier;

(e)	to divert and call at any other port to change the crew or any part thereof or other persons on board the Vessel when there is reason to believe that they may be subject to internment, imprisonment or other sanctions.
(7)	If in accordance with their rights under the foregoing provisions of this Clause, the Owners shall refuse to proceed to the loading or discharging ports, or any one or more of them, they shall immediately inform the Charterers. No cargo shall be discharged at any alternative port without first giving the Charterers notice of the Owners’ intention to do so and requesting them to nominate a safe port for such discharge. Failing such nomination by the Charterer within 48 hours of the receipt of such notice and request, the Owners may discharge the cargo at any safe port of their own choice.

(8)	If in compliance with any of the provisions of sub-clauses (2) to (7) of this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfilment of this Charter Party.

NEW BOTH TO BLAME COLLISION CLAUSE
If the liability for any collision in which the vessel is involved while performing this Contract, to be determined in accordance with the laws of the United States of America, the following Clause shall apply:
“If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, Mariner, Pilot or the Servants of the Carriers in the navigation or in the management of the ship, the Owners of the goods carried hereunder will indemnify the carrier against all loss or liability to the other or non-carrying ship or her Owners in so far as such loss or liability represents loss of or damage to or any claim whatsoever of the Owners of the said goods, paid or payable by the other or non-carrying ship or her Owners to the Owners of the said goods and set off, recouped or recovered by the other or non-carrying ship or her Owners as part of their claim against the carrying ship or carrier.
The foregoing provisions shall also apply where the Owners, operators or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect to a collision or contract.”
and the Charterers shall procure that all Bills of Lading issued under this Charter Party shall contain the same clause.
GENERAL AVERAGE AND THE NEW JASON CLAUSE
General Average shall be adjusted according to the York / Antwerp Rules, 1994, but where the adjustment is made in accordance with the law and practice of the Unites States of America, the following clause shall apply:
“In the event of accident, danger, damage or disaster before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible, by statute, contract or otherwise, the goods, shippers, consignees or owners of the goods shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the goods.
If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the goods and any salvage and special charges thereon shall, if required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery.”
and the Charterers shall procure that all Bills of Lading issued under this Charter Party shall contain the same clause.

USA AND/OR CANADIAN AND/OR GENERAL PARAMOUNT CLAUSES
General Clause Paramount (delete if inapplicable / to apply unless deleted)
This Bill of Lading shall have effect subject to the provisions of the Carriage of goods by Sea Act of the United States, approved April 16, 1936, except that if this Bill of Lading is issued at a place where any other Act, ordinance or legislation gives stautory effect to the International Convention for the Unification of Certain Rules relating to Bills of Lading at Brussels, August 1924, then this Bills of Lading shall have effect subject to the provisions of such Act, ordinance of legislation.
The applicable Act, ordinance or legislation (hereinafter called the “Act”) shall be deemed to be incorporated herein and nothing herein contained shall be deemed a surrender by the Carrier of any of its rights or immunities or an increase of any of its responsibilities of liabilities under said Act. If any term of this Bill of Lading be repugnant to said Act to any extent, such terms shall be void to the extent but no further.
U.S.A. Clause Paramount (delete if inapplicable / to only apply for calls in U.S.A.)
This Bill of Lading shall have effect subject to the provisions of the Carriage of Goods by Sea Act of the United states approved April 16,1936 which shall be deemed to be incorporated herein, and nothing herein contained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under said Act. If any term of this Bill of Lading be repugnant to said Act to any extent, such term shall be void to that extent, but no further.
Canadian Clause Paramount (delete if inapplicable / to only apply for calls in Canada)
This Bill of Lading, so far as it relates to the carriage of goods by water, shall have effect, subject to the provisions of the Water Carriage of Goods Act 1936, enacted by the Parliament of the Dominion of Canada, which shall be deemed to be incorporated herein and nothing herein contained shall be deemed a surrender by the carrier of any of its rights or immunities or an increase of any of its responsibilities or liabilities under the said Act. If any term of this Bill of Lading be repugnant to said Act to any extent, such terms shall be void to that extent, but no further.
Clause 42 — Suez and Panama Canal Transit :
Charterers right to sail vessel via Suez / Panama. Vessel to provide a valid Suez Canal tonnage Measurements Certificate. All otter necessary documents, if required, to be valid at any time.

Owners warrant that the vessel can pass Panama Canal with maximum tropical fresh water draft, in accordance with Gatun Lake water level and that all necessary documents are on board and valid applications required by Panama Canal authorities have been sent in order to permit canal transit without delay.
Clause 43 — Dry-dock Clause:
Owners are allowed to drydock vessel to meet Class and performance requirements. Owners to give Charterers 4 (four) months notice of their intention to drydock vessel, except in case of emergency.
Clause 44 — Change of Registry / Flag:
The vessel, unless the express written consent of the Charterers be first obtained cannot change the registry / flag.
U.S.A. Flag not permitted.
Clause 45 — Arrest, Requisition, Seizure:
a)	Arrest Clause:
Should the vessel be arrested during the currency of this Charter at the suit of any person having or purporting to have a claim against or any interest in the vessel, hire under this Charter shall not be payable. Any direct consequential expenses related to the vessel shall be for Owners’ account unless such arrest is due to the default of Charterers or their agents. Any and all claims, losses, damages, liabilities, cost (including legal fees), fines and any and all direct consequential losses resulting from an arrest to be for Owners’ / vessel’s account.
b)	Requisition Clause :
Should the vessel be requisitioned by any government or governmental authority during the period of this Charter, the vessel shall be off-hire during the period of such requisition and any hire or other compensation paid in respect of such requisition shall be for Owners’ account. If the vessel is requisitioned for a continuous period exceeding 1 (one) month then Charterers to have the option of cancelling the Charter, provided no cargo on board.
c)	Seizure/Detention due Ownership and/or Flag and/or Registry:
Should the vessel be seized or detained or embargoed due to her flag, registry or ownership during the currency of this Charter, the vessel is off-hire immediately from the time of her seizure or detention or embargo. Any and all claims, losses, damages, liabilities, cost (including legal fees), fines and any and all direct consequences losses arising therefrom to be for Owners’/vessel’s account until the time she resumes full service, unless seizure or detention or embargo is occasioned by any personal act or omission or default of the Charterers or their Agents.

Clause 46 — Eligibility :
a)	It is a condition of this Charter that vessel is not and will not be during the currency of this Charter in any way directly or indirectly owned, controlled by or related to any Cuban, North Korean or Iraqi interests. If the goods are to be loaded in or destined to the United States, then (1) Iran, Libya and Sudan, Yugoslavia including Montenegro shall be added to this list, and (2) Owners guarantees that the vessel has not called at a Cuban port within 180 days of the vessel’s estimated arrival at a U.S. port.

b)	Without prejudice to the paragraphs above, in the event the country under whose flag or ownership the vessel sails becomes subject to economic sanctions which are imposed or supported by the United Nations and/or the European Union and/or the United States of America, Charterers shall have the option to cancel this Charter without penalty to either party, provided no cargo on board.
Clause 47 — Conduct Master :
The provision of Clause No. 9 does not affect the Charterers’ right to advance any claim or require arbitration under Clause Nos. 17/69 of any dispute regarding the conduct of the Master in prosecution of the voyages and in carrying out the orders and directions of the Charterers.
Clause 48 — Availability of Crew :
At loading and discharging port(s) if any time is lost by the vessel for reason of not all the crew being on board or for crew’s strike, the vessel shall be off-hire during such time and any / all claims, liabilities, damages, cost (including legal fees), fines and any and all direct consequences to be for vessel’s/Owners’ account.
Clause 49 — War Clauses :
a) In the event of outbreak of war between any of the following countries:
United States of America, the country of vessel’s flag, Commonwealth of Independent States, People’s Republic of China, United Kingdom, Japan, France, Germany, Greece and Cyprus, Charterers and Owners have the option of cancelling this Charter, provided no cargo on board. It is understood that war means direct war between these nations and does not include local hostilities or civil war where any of the above countries support opposing sides.
b) Deleted.

Clause 50 —	Asian Gypsy Moth Clause : (Lymantra Dispar and Lymantra Monacha)
At the time of fixing Owners warrant vessel meets all Agriculture Canada Plant Protection Division and U.S. D.A. Plant Protection and Quarantine Office Regulations. Furthermore, Owners guarantee the vessel is free of any Asian Gypsy Moth eggs or larvae or any form of Asian Gypsy Moth life.
Clause 51 — Vessel’s Gear and Equipment :
Deleted.
Clause 52 — I.T.F. Clause :
It is a condition of this Charter that the vessel’s crew are and will be during the period of this Charter, employed under a bone fide union agreement the standards of which are acceptable to the I.T.F. If the vessel is delayed due to any labour related action by Unions, Owners will take whatever action is necessary to remedy the situation immediately and irrespective of cost.
Without prejudice to Charterers other rights under this Charter any and all claims, losses, damages, liabilities, cost (including legal fees), fines and any and all direct consequential losses to be for Owners’ account.
In the event vessel is delayed more than 25 (twenty-five) days due to crew dispute, Charterers have the option to cancel the Charter Party.
Clause 53 — Taxes / Dues :
All taxes on cargo or voyage freight to be for Charterers’ account, except income taxes and taxes on time charter hire levied in the country of the vessel and/or her Owners’ domicile. All dues, duties, charges and/or taxes on crew and/or stores to be for Owners’ account.
Clause 54 — Lightening / Double Banking Clause :
It is agreed that the vessel may be lightened or partly or fully discharged into lightening vessel(s) / craft(s) / barge(s) at any safe anchorage or safe berth as ordered by Charterers or Port Authority where such operation is customarily carried out at the port.
Charterers, who shall supply fenders/mooring lines as required by the Master, to be liable for all damages which vessel may sustain during the approach, securing, lying alongside, unsecuring or departure of the other vessel(s) / craft(s) / barge(s) and to be dealt with as per Stevedore Damage Clause. Master shall at all times give full co-operation to Charterers and/or their Agents to expedite discharge and shall take all steps to protect their vessels and any other vessel(s) / craft(s) / barge(s) from sustaining damage, meanwhile Charterers to take normal customary precautions for such operation.

The Master may, if he considers it at any time unsafe, either order the other vessel(s) / craft(s) / barge(s) away from his vessel and such vessel(s) / craft(s) / barge(s) must obey such orders or he may remove his own vessel from alongside.
Any extra insurance to be for Charterers account.
Clause 55 — Mobile Crane Clause :
Charterers at liberty to place mobile cranes on deck to facilitate discharge, all costs, time and risk to be for Charterers’ account and sufficient dunnage (if required by class or Master) to be placed underneath the cranes to spread the weight, which in any case not to exceed permissible deck strength. Should any cutting or welding or re-inforcement to be necessary on railings or deck fittings, to accommodate the placement of such cranes on deck then risk, expenses and time of such works to be for Charterers’ account. Charterers will be fully responsible for any and all damages, time, expenses and costs (including, but not limited to, the affected area of all burnt paint on deck and underneath normal wear and tear excepted) and that alt works to be carried out under Master’s / Officers supervision and to Classification Societies and Master’s satisfaction. Cutting and welding of hatchcovers is strictly prohibited.
Clause 56 — Fumigation Clause :
Charterers shall have the right to fumigate holds and/or cargo at their expense and time.
The vessel must be in all respects agreeable to fumigation with aluminium phosphide fumigant en route to discharging port(s) using procedures specified in U.S. Federal Grain Inspection Service fumigation handbook dated September 28, 1997 or any other local fumigation customarily for grains. This includes the re-circulation method of fumigation, which requires installation of blowers and tubing system along perimeters of vessel’s holds.
Installation of blowers and tubing system to be at Charterers’ expense and time lost thereby to be for Charterers’ account.
Master / Owners are not to clause Bill(s) of Lading by reason of such fumigation.
If crew by instruction from local authorities is to be removed from the vessel either at loading or discharging port(s) by reason of fumigation, any reasonable expenses incurred therefrom including transfer of crew, meals and lodging ashore and all time lost due to fumigation to be for Charterers’ account.
Clause 57 — Deratization :
Owners to provide valid deratization certificate on vessel’s delivery. The cost of renewal of deratization certificate and detention thereof, if any, shall be for Owners’ account.

Clause 58 — Representation Express :
Representation costs such as meals, victualling, accommodation, radio messages, telephone calls and Master’s representation expenses to be for Charterers’ account who will pay a monthly lumpsum of U.S. $1,250 (One Thousand Two Hundred and Fifty Dollars) per month or pro rata covering same.
Clause 59 — Deviation / Put Back / Drydock :
Should the vessel put back whilst on voyage by reason of an accident or breakdown or in the event of loss of time either in port or at sea or deviation upon the course of the voyage for Owners’ matters, or caused by sickness or accident to the crew or any person on board the vessel or by reason of the refusal of the Master or crew to perform duties, the hire shall be suspended from the time of such event, until the vessel is again at Charterers’ full use and disposition at a point equidistant to the vessel’s next destination and voyage resumed therefrom provided always that due allowance shall be given for any distance made good towards the vessel’s destination and any bunker saved. All direct expenses incurred including bunkers consumed during the period for suspended hire shall be for Owners’ account.
However, should the vessel be driven into port or anchorage by stress or weather or by any cause for which the Charterers are responsible under this Charter Party, the vessel shall remain on hire and all costs thereby incurred shall be for the Charterers’ account.
Clause 60 — Stowaways and Smuggling :
a)	Any delays, expenses, damages, losses, fines, direct consequences arising on account of stowaways to be for Owners’ account.

b)	Any delays, expenses, damages, losses, fines, direct consequences arising on account of smuggling to be for vessel’s / Owners’ account, provided same directly related to Owners / vessel.
Clause 61 — Quarantine and Health :
a)	Normal quarantine time and expenses for entering ports shall be for Charterers’ account.

b)	Charterers not to trade the vessel in infected areas which could result in a possible quarantine at the next port of call. Any loss of time through detention by customs or other authorities caused by smuggling or their infraction of local law on the part of the Master or any crew for Owners’ account.

c)	The Owners shall arrange at their expense that Master, Officers and Crew of vessel hold valid vaccination certificate against yellow fever, smallpox, cholera or other necessary health certificate during the Charter.
Clause 62 — Lay-Up :
Deleted.

Clause 63 — Deck Cargo :
Charterers have no option to load cargo on deck.
Clause 64 — Deduction Clause :
Without prejudice to Charterers’ other rights under this Charter, it is expressly agreed that the Charterers have the liberty to deduct from hire any cash advance, off hires, or other costs paid by Charterers on behalf of the Owners for which Owners are liable as well as other costs arising from vessel / Owners failure on warranties under this Charter Party, provided that the aforementioned are undisputed amounts. Other deductions such as reasonable speed claim to be settled in normal manner once duly substantiated.
Clause 65 — Time Bar for Claims :
Deleted.
Clause 66 — Australian Port Call Clause :
If the vessel proceeds to Australian ports, Owners guarantee that the vessel and her equipment comply with current Australian Navigation Regulations and without prejudice to Charterers’ other rights Owners to indemnify Charterers for any consequences arising from partial or full non-compliance with this stipulation.
Owners guarantee that the vessel fitted with valid Australian Hold and Pilot Ladders in accordance with WWF requirements or any amendments thereto, and will remain so throughout the currency of this Charter.
The Owners hereby confirm that the Owners duly acknowledge the voluntary guidelines for controls of the discharging or ballast water and sediments for entering Australia from overseas stipulated by Australian quarantine and inspection service.
Clause 67 — L.O.I. Return Clause :
The Letter of Indemnity(ies) will automatically expire three years after its issue or upon return to, and receipt by Owners, of the full set (3 out of 3) original Bills of Lading whatever earlier unless proceedings have already commenced against the Owners in the meantime.
Clause 68 — Early Termination of Charter :
Without prejudice to Charterers’ other rights under this Charter which may entitle Charterers to terminate this Charter, the following is to apply:
If the vessel is placed off-hire more than 20 (twenty) days per annum excluding class drydocking time, Charterers have the option to cancel the balance period of this charter without penalty whatsoever, provided no cargo on board.

Clause 69 — Arbitration :
a)	This contract is governed by and construed in accordance with English Law.

b)	All disputes arising out of or relating to this contract where the total amount claimed (excluding interest and costs) by either party does not exceed U.S. $50,000 (Fifty Thousand Dollars) shall be referred to arbitration in London and that reference shall be in accordance with the Small Claims Procedure of the London Maritime Arbitrator’s Association.

c)	All other disputes, failing amicable settlement, are to be referred to mediation (without prejudice to either party’s right to obtain urgent judicial relief) under the model mediation procedure of CEDR (Centre for Dispute Resolution, London). The parties hereby agree that CEDR, on request of either party, is to appoint an appropriate mediator.

d)	In the event that mediation does not lead to a mutually signed settlement agreement within 35 (thirty-five) days after the appointment by CEDR of a mediator, any dispute shall, unless the parties agree forthwith on a single arbitrator, be referred to the final arbitrament of two arbitrators carrying on business in London who shall be engaged in shipping or grain trades, one to be appointed by each of the parties, with the power to such arbitrators to appoint an umpire. The parties are at liberty at any stage to appoint an arbitrator so as to preserve time only (and give notice of such appointment notwithstanding ongoing CEDR mediation).
Clause 70 :
Deleted.
Clause 71 — Bunker Quantity Control Clause :
1)	The Charterers shall supply bunkers of a quality suitable for burning in the vessel’s engines and auxiliaries and which confirm to the specifications mutually agreed under this Charter Party.

2)	At the time of delivery of the vessel the Owners shall place at the disposal of the Charterers, the bunker delivery note(s) and any samples relating to the fuels existing on board, if available.

3)	During the currency of the Charter the Charterers shall ensure that bunker delivery notes are presented to the vessel on the delivery of fuel(s) and that during bunkering representative samples of the fuel(s) supplied shall be taken at the vessel’s bunker manifold and sealed in the presence of competent representatives of the Charterers and the vessel.

4)	The fuel samples shall be retained by the vessel for 90 (ninety) days after the date of delivery or for whatever period necessary in the case of a prior dispute and any dispute as to whether the bunker fuels confirm to the agreed specification(s) shall be settled by analysis of the sample(s) by mutually agreed fuels analyst whose findings shall be conclusive evidence as to conformity or otherwise with the bunker fuels specification(s).

5)	No mixing of fuel stems unless by Owner’s prior consent.

Clause 72 — Hamburg Rules Charter Party Clause :
Neither the Charterers nor their agents shall permit the issue of any Bill of Lading, waybill or other document evidencing a contract of carriage (whether or not signed on behalf of the Owners or on the Charterers’ behalf or on behalf of any sub-Charterers) incorporating, where not compulsorily applicable, the Hamburg Rules or any other legislation giving effect to the Hamburg Rules or any other legislation imposing liabilities in excess of Hague or Hague / Visby Rules. Charterers shall indemnify the Owners against any liability, loss or damage which may result from any breach of the foregoing provisions of this clause.
Clause 73 — Bulk Carrier Safety Clause :
a)	The Charterers shall instruct the terminal operations or their representatives to co-operate with the Master in completing the IMO ship/shore safety checklist and shall arrange all cargo operations strictly in accordance with the guidelines set out therein.

b)	In addition to the above and notwithstanding any provision in this Charter Party in respect of the loading / discharging rates, the Charterers shall instruct the terminal operators to load / discharge the vessel in accordance with the loading / discharging plan which shall be approved by the Master with due regard to the vessel’s draught, trim, stability, stress or any other factor which may affect the safety of the vessel.

c)	At any time during cargo operations the Master may, if he deems it is necessary for reasons of safety of the vessel, instruct the terminal operators or their representative to slow down or stop the loading or discharging.
Clause 74 :
Owners to fill in Charterers’ Questionnaire which to be included in current Charter Party (to be advised).
Clause 75
Negotiations and fixture to be in accordance with English Law. Arbitration in London and English Law to apply.
Fixture to be kept strictly private and confidential.
Clause 76:
Master / Owners always to give their best co-operation throughout this Charter Party to the Charterers.

Clause 77 :
Deleted.
Clause 78 :
Owners warrant the vessel has not traded Israel and is not blacklisted by Arab Countries. Owners confirm vessel has never traded Russian Far East and at the time of fixing is free from Asian Gypsy Moths.
Clause 79 :
Deleted.
Clause 80 :
Owners guarantee that vessel’s hatchcovers are to be watertight all throughout this Charter Party period and if any hatchcover found defective, same to be rectified at Owners time and expense to Charterers’ satisfaction.
Clause 81 :
Deleted.
Clause 82 — Security Clause :
For trading of the U.S., armed guards if required on the vessel owing to nationality of vessel / crew to be for Owners account.
Clause 83 — Sea Waybill(s) of Lading :
For discharging only in Japan and in full compliance with the Hague-Visby Rules, Charterers’ option to use Sea Waybill for this voyage in lieu of Bill of Lading. In the event Sea Waybill is used, the cargo to be released / discharge per Charterers’ instructions and Charterers will not be required to issue a Letter of Indemnity or present original Sea Waybill to Owners / Master.
Charterers hereby indemnify Owners and hold them harmless in respect of any liability, loss, damage, expense by reason of the cargo being so delivered by Sea Waybill.
Any Sea Waybill issued should incorporate a Clause Paramount providing Hague / Hague – Visby Rules to be applicable to the Sea Waybill and also incorporate CMI Uniform Rules for Sea Waybill.

Clause 84 :
Deleted.
Clause 85 — Bimco ISPS Clause for Time Charter Parties :
(a)	(i) From the date of coming into force of the International Code for the Security of Ships and of Port Facilities and the relevant amendments to Chapter XI of SOLAS (ISPS Code) in relation to the Vessel and thereafter during the currency of this Charter Party, the Owners shall procure that both the Vessel and “the Company” (as defined by the ISPS Code) shall comply with the requirements of the ISPS Code relating to the Vessel and “the Company”. Upon request the Owners shall provide a copy of the relevant International Ship Security Certificate (or the Interim International Ship Security Certificate) to the Charterers. The Owners shall provide the Charterers with the full style contact details of the Company Security Officer (CSO).

(ii) Except as otherwise provided in this Charter Party, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of the Owners or “the Company” to comply with the requirements of the ISPS Code or this Clause shall be for the Owners account.

(b)	(i) The Charterers shall provide the CSO and the Ship Security Officer (SSO) / Master with their full style contact details and, where sub-letting is permitted under the terms of this Charter Party, shall ensure that the contact details of all sub-charterers are likewise provided to the CSO and the SSO / Master. Furthermore, the Charterers shall ensure that all sub-charter parties they enter into during the period of this Charter Party contain the following provision :

“The Charterers shall provide the Owners with their full style contact details and, where sub-letting is permitted under the terms of the charter party, shall ensure that the contract details of all sub-charterers are likewise provided to the Owners”.

(ii) Except as otherwise provided in this Charter Party, loss, damage, expense or delay, excluding consequential loss, caused by failure on the part of the Charterers to comply with this Clause shall be for the Charterers’ account.

(c)	Notwithstanding anything else contained in this Charter Party all delay, costs or expenses whatsoever arising out of or related to security regulations or measures required by the port facility or any relevant authority in accordance with the ISPS Code including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for the Charterers’ account, unless such costs or expenses result solely from the Owners negligence. All measures required by the Owners to comply with the Ship Security Plan shall be for the Owners account.

(d)	If either party makes any payment which is for the other party’s account according to this Clause, the other party shall indemnify the paying party.

OWNERS :	CHARTERERS :

/s/	/s/

NOVATION AGREEMENT
This Novation Agreement (“Agreement”) is made the 27th day April of 2006 between:
A.	Metrostar Management Corporation of 35 Panepistimiou str., Athens, Greece for and on behalf of themselves and the Owners of the vessels listed in Appendix A hereto (hereafter the “Sellers”)

B.	Quintana Maritime Limited of Marshall Islands (hereafter the “Buyers”)

C.	Bunge S.A. of Geneva (hereafter the “Charterers”)

A.	Whereas, the Sellers entered into a Charterparty with the Charterers on the terms of a charterparty, together with addenda 1 and 2 thereto, dated attached as Appendix B (hereafter together referred to as the “Charter Agreement”);

B.	Whereas the Charter Agreement covers the 17 vessels set out in Appendix C hereto;

C.	Whereas the parties are desirous of transferring the Sellers’ obligations and liabilities under the Charter Agreement from the Sellers to the Buyers in respect of all vessels;
IT IS NOW THEREFORE AGREED AS FOLLOWS:
1.	From the date of this Agreement (“the Effective Date”), the Buyers confirm that they are in a position and agree to perform fully all the obligations of the Sellers under the Charter Agreement and the Buyers agree to be bound by all the terms and conditions of the Charter Agreement.

2.	The Charterers release the Sellers and its affiliates from any liability for future performance of the Charter Agreement from the Effective Date.

3.	The Charterers recognise the Buyers as the new contracting party to the Charter Agreement to replace the Sellers from the Effective Date and agree with the Buyers to perform the Charter Agreement in every respect from the Effective Date.

4.	The parties agree that the Sellers shall remain responsible to the Charterers for liabilities, if any, arising out of the performance by the Sellers of the Charter Agreement prior to the Effective Date, and the Buyers shall have no liability to the Charterers in respect of such liabilities arising prior to the Effective Date.

5.	The Charterers remain responsible to the Sellers for all obligations under the Charter Agreement arising prior to the Effective Date.

6.	The Charter Agreement shall remain in full force and effect except as modified by this Agreement.

7.	This Agreement shall be interpreted, construed and governed by English law and any dispute hereunder shall be subject to arbitration as provided for in the Charter Agreement.
In witness thereof, the parties have caused this Agreement to be signed by their duly authorised representatives.

Signed	/s/
On behalf of the Sellers, Metrostar Management Corp.

By:	27/04/06
Name:

Title:

Signed:

On behalf of the Buyers, Quintana Maritime Limited

By:

Name:

Title:

Signed:	/s/
On behalf of Bunge S.A.,

By:	27/04/2006
Name:	WLIRMSEE
Title:	DIRECTOR